Securities Trust 2006-5 Free Writing Prospectus Preliminary Collateral Stratifications	SEC Registration File # 333-120916

Thornburg Mortgage Securities Trust 2006-5

[Thornburg Mortgage Logo]

Publicly Offered Certificates
Adjustable Rate and Hybrid Residential Mortgage Loans

Structured Asset Mortgage Investments II Inc.
Depositor

Bear, Stearns & Co. Inc.
Lead Manager

Lehman Brothers Inc.,
Credit Suisse Securities (USA) LLC,
Greenwich Capital Markets, Inc., and
Banc of America Securities LLC
Co-Managers

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Thornburg Mortgage Securities Trust 2006-5
Free Writing Prospectus
Preliminary Collateral Stratifications

STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/sami or visit the following website: www.bearstearns.com/prospectus/sami for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Thornburg Mortgage Securities Trust 2006-5
Free Writing Prospectus
Preliminary Collateral Stratifications

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein.  Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information.  Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed.  Performance results are based on mathematical models that use inputs to calculate results.  As with all models, results may vary significantly depending upon the value given to the inputs.  Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments),  interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data,  reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements).  Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce.  Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current.  Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid  and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Thornburg Mortgage Securities Trust 2006-5
Free Writing Prospectus
Preliminary Collateral Stratifications

Contacts

ARM Trading Desk	Michael Nierenberg Paul Van Lingen Mark Michael Doug Calamari	(212) 272-4976

Syndicate	Carol Fuller Angela Ward	(212) 272-4955

Mortgage Finance	Baron Silverstein Jeff Maggard Deirdre Burke David Rush	(212) 272-3877 (212) 272-9457 (212) 272-7646 (212) 272-1230

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Thornburg 2006-5 Aggregate Mortgage Loan Summary

As of Cut-off Date (August 1, 2006)

 Total Number of Loans                                    3,216           Primary Mortgage Insurance Coverage
 Total Outstanding Loan Balance                $2,478,355,374.06          Yes                                      0.41%
 Average Loan Principal Balance                         770,633           No                                      99.59%
 Fixed Rate                                               0.00%
 Adjustable Rate (including Hybrids)                    100.00%           Primary Mortgage Insurance Coverage
 Prepayment Penalty                                       2.13%           (First Lien Loans with LTV > 80%)
 Weighted Average Coupon                                 6.377%           Yes                                     73.88%
 Weighted Average Margin                                 2.592%           No                                      36.12%
 Non-Zero Weighted Average Initial Periodic              4.993%
 Cap
 Non-Zero Weighted Average Periodic Cap                  1.980%           Primary Mortgage Insurance Coverage
 Weighted Average Maximum Rate                          11.389%           (First Lien Loans with Effective LTV >
                                                                          80%)
 Weighted Average Floor Rate                             2.595%           Yes                                    100.00%
 Weighted Average Original Term (mo.)                       360           No                                       0.00%
 Weighted Average Remaining Term (mo.)                      357
 Weighted Average Loan Age (mo.)                              3           Prepayment Penalty Term
 Weighted Average Original LTV                           67.40%           None                                    97.87%
 Non-Zero Weighted Average FICO                             754           6                                        0.06%
 Non-Zero Weighted Average DTI                           35.10%           12                                       0.61%
 Interest Only Mortgage Loans                            88.02%           36                                       0.72%
 First Lien Mortgage Loans                              100.00%           48                                       0.14%
                                                                          60                                       0.60%
 Product Type
 1MLIBOR IO                                               0.59%           Geographic Distribution
                                                                          (Other states account individually for
 6MLIBOR IO                                               0.01%           less than
                                                                          5% of the Cut-off Date principal
 1/1CMT                                                   0.01%           balance)
 1/1LIBOR IO                                              0.02%           CA                                      41.01%
 3/1CMT                                                   0.01%           NY                                       8.11%
 3/1LIBOR                                                 0.05%           FL                                       5.15%
 3/1LIBOR IO                                              0.30%
 3/6LIBOR IO                                              0.02%           Occupancy Status
 5/1CMT                                                   0.05%           Primary Home                            84.81%
 5/1CMT IO                                                0.10%           Second Home                             11.21%
 5/1LIBOR                                                 0.19%           Investment                               3.98%
 5/1LIBOR IO                                              1.84%
 5/1MO LIBOR IO                                           0.17%           Loan Documentation
 5/6LIBOR                                                 0.04%           Alternative                              0.10%
                                                                          Asset
 5/6LIBOR IO                                              0.38%           Only                                    18.80%
 7/1CMT                                                   0.04%           FULL/ALT                                 0.02%
                                                                          Full
 7/1CMT IO                                                0.32%           Documentation                           35.03%
                                                                          Income
 7/1LIBOR                                                 0.26%           Only                                     0.06%
                                                                          No
 7/1LIBOR IO                                              5.27%           Documentation                            1.47%
                                                                          No
 7/1MO LIBOR IO                                           0.05%           Ratio                                    0.26%
 7/6LIBOR IO                                              0.70%           Reduced                                 25.21%
                                                                          Stated
 10/1CMT                                                 11.04%           Asset                                    0.10%
                                                                          Stated
 10/1CMT IO                                              70.36%           Income                                  17.55%
                                                                          Stated Income Stated
 10/1LIBOR                                                0.31%           Asset                                    1.33%
                                                                          Streamline Cash
 10/1LIBOR IO                                             6.12%           Out                                      0.06%
 10/1MO LIBOR IO                                          0.93%
 10/6LIBOR IO                                             0.83%           Loan Purpose
                                                                          Purchase                                64.06%
                                                                          Cash Out Refinance                      19.98%
                                                                          Rate/Term Refinance                     15.96%

• Cenlar FSB is the contracted sub-servicer for all servicing owned by Thornburg Mortgage Home Loans, Inc.

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                           Aggregate Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                                      Principal Balances
------------------------------------------------------------------------------------------------------------------------------
                                                                                    Weighted    Weighted    Weighted
                                                                          % of      Average      Average     Average   Weighted
                                          # of       Principal Balance   Principal   Gross       Remaining   Original   Average
                 ($)                       Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
         0.01 -    100,000.00                16         1,288,264.62       0.05      6.466         332       70.41        774
   100,000.01 -    200,000.00                86        13,307,956.14       0.54      6.688         348       73.10        759
   200,000.01 -    300,000.00                83        20,926,324.01       0.84      6.469         349       73.35        748
   300,000.01 -    400,000.00                66        23,155,916.24       0.93      6.426         344       69.37        752
   400,000.01 -    500,000.00               548       254,740,606.78      10.28      6.388         357       68.78        755
   500,000.01 -    600,000.00               612       340,394,340.56      13.73      6.364         358       69.60        754
   600,000.01 -    700,000.00               482       313,966,224.06      12.67      6.348         357       69.29        757
   700,000.01 -    800,000.00               290       218,985,616.47       8.84      6.337         357       68.79        759
   800,000.01 -    900,000.00               197       168,699,852.36       6.81      6.337         358       69.47        756
   900,000.01 -  1,000,000.00               344       337,896,260.98      13.63      6.291         358       63.83        755
 1,000,000.01 -  2,000,000.00               443       637,687,026.88      25.73      6.394         358       66.20        751
 2,000,000.01 -  3,000,000.00                34        84,817,623.28       3.42      6.547         358       66.47        751
 3,000,000.01 -  4,000,000.00                 9        31,886,847.21       1.29      6.708         358       63.70        749
 4,000,000.01 -  5,000,000.00                 4        18,485,000.09       0.75      6.769         358       53.87        775
 5,000,000.01 -  6,000,000.00                 1         5,117,514.38       0.21      7.125         348       60.00        704
 6,000,000.01 -  7,000,000.00                 1         7,000,000.00       0.28      6.375         360       47.46        756
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     3,216     2,478,355,374.06     100.00      6.377         357       67.40        754
------------------------------------------------------------------------------------------------------------------------------
Minimum: Maximum Weighted Average:	$20,414 $7,000,000 $770,633

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                           Aggregate Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                                        Mortgage Rates
------------------------------------------------------------------------------------------------------------------------------
                                                                    Weighted    Weighted    Weighted
                                                            % of    Average      Average     Average   Weighted
                           # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                 (%)        Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------
 3.501 -  4.000                   3         1,328,592.82       0.05      3.825         302       74.29        712
 4.001 -  4.500                   7         2,852,757.55       0.12      4.259         301       60.89        806
 4.501 -  5.000                   7         3,688,219.94       0.15      4.848         344       77.04        766
 5.001 -  5.500                  88        69,793,923.87       2.82      5.408         357       69.21        761
 5.501 -  6.000                 483       364,906,143.40      14.72      5.842         357       67.75        758
 6.001 -  6.500               1,602     1,279,168,954.05      51.61      6.367         358       67.00        757
 6.501 -  7.000                 987       713,891,499.44      28.81      6.735         358       67.75        747
 7.001 -  7.500                  39        42,725,282.99       1.72      7.200         356       66.88        735
------------------------------------------------------------------------------------------------------------------
TOTAL                         3,216     2,478,355,374.06     100.00      6.377         357       67.40        754
------------------------------------------------------------------------------------------------------------------
Minimum: Maximum Weighted Average:	3.630% 7.500% 6.377%

------------------------------------------------------------------------------------------------------------------------------
                                                          FICO Score
------------------------------------------------------------------------------------------------------------------------------
                                                                       Weighted    Weighted    Weighted
                                                             % of      Average      Average     Average   Weighted
                             # of      Principal Balance    Principal  Gross       Remaining   Original   Average
       FICO                  Loans           ($)            Balance    Coupon      Term         LTV        Fico
--------------------------------------------------------------------------------------------------------------
N/A                           4          2,289,916.31        0.09      6.017         357       53.00          0
 501 -  550                   1            399,200.00        0.02      6.750         241       79.86        519
 551 -  600                   1            866,692.49        0.03      6.375         314       31.64        558
 601 -  650                  21         14,941,921.99        0.60      6.552         350       67.82        629
 651 -  700                 231        184,408,315.48        7.44      6.428         357       66.89        683
 701 -  750               1,030        800,863,089.31       32.31      6.419         357       67.45        727
 751 -  800               1,694      1,308,974,503.17       52.82      6.353         358       67.81        776
 801 -  850                 234        165,611,735.31        6.68      6.291         356       64.84        807
--------------------------------------------------------------------------------------------------------------
TOTAL                     3,216      2,478,355,374.06      100.00      6.377         357       67.40        754
--------------------------------------------------------------------------------------------------------------
Minimum: Maximum Weighted Average:	0 820 754

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                           Aggregate Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                                Effective Loan-to-Value Ratio
------------------------------------------------------------------------------------------------------------------------------
                                                                     Weighted     Weighted    Weighted
                                                             % of     Average      Average     Average   Weighted
                             # of      Principal Balance   Principal  Gross        Remaining   Original   Average
                 (%)         Loans           ($)           Balance    Coupon       Term         LTV        Fico
----------------------------------------------------------------------------------------------------------------
  10.01 -   20.00              10         5,854,959.53       0.24      6.480         355       16.09        774
  20.01 -   30.00              42        31,861,335.31       1.29      6.390         356       25.99        758
  30.01 -   40.00              96        74,588,093.50       3.01      6.330         356       35.63        755
  40.01 -   50.00             212       176,603,210.26       7.13      6.373         357       46.25        755
  50.01 -   60.00             392       338,843,456.46      13.67      6.427         358       56.01        755
  60.01 -   70.00             725       656,622,546.05      26.49      6.380         357       66.47        750
  70.01 -   80.00           1,722     1,187,637,119.89      47.92      6.362         357       77.55        756
  80.01 -   90.00              14         5,529,701.16       0.22      6.567         351       88.88        731
  90.01 -  100.00               3           814,951.90       0.03      6.351         337       94.95        797
----------------------------------------------------------------------------------------------------------------
TOTAL                       3,216     2,478,355,374.06     100.00      6.377         357       67.40        754
----------------------------------------------------------------------------------------------------------------
Minimum: Maximum Weighted Average:	13.04% 95.00% 67.32%

------------------------------------------------------------------------------------------------------------------------------
                                                 Original Loan-to-Value Ratio
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                                     Weighted    Weighted    Weighted
                                                            % of      Average    Average     Average   Weighted
                           # of         Principal Balance  Principal  Gross      Remaining   Original   Average
         (%)               Loans           ($)             Balance   Coupon      Term         LTV        Fico
-------------------------------------------------------------------------------------------------------------
  10.01 -   20.00           10         5,854,959.53       0.24        6.480         355       16.09        774
  20.01 -   30.00           42        31,861,335.31       1.29        6.390         356       25.99        758
  30.01 -   40.00           96        74,588,093.50       3.01        6.330         356       35.63        755
  40.01 -   50.00          212       176,603,210.26       7.13        6.373         357       46.25        755
  50.01 -   60.00          392       338,843,456.46      13.67        6.427         358       56.01        755
  60.01 -   70.00          718       651,629,661.49      26.29        6.379         357       66.32        750
  70.01 -   80.00        1,713     1,183,011,309.89      47.73        6.362         357       77.46        756
  80.01 -   90.00           23        11,241,455.72       0.45        6.502         355       88.39        752
  90.01 -  100.00           10         4,721,891.90       0.19        6.427         355       98.67        736
-------------------------------------------------------------------------------------------------------------
TOTAL                    3,216     2,478,355,374.06     100.00        6.377         357       67.40        754
-------------------------------------------------------------------------------------------------------------
Minimum: Maximum Weighted Average:	13.04% 100.00% 67.40%

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                           Aggregate Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                        Effective Loan-to-Value Ratio Greater Than 80
------------------------------------------------------------------------------------------------------------------------------
                                                                           Weighted    Weighted    Weighted
                                                                 % of       Average    Average      Average   Weighted
                                   # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                                   Loans           ($)           Balance    Coupon      Term         LTV        Fico
----------------------------------------------------------------------------------------------------------------------
LTV > 80 AMERIN                       1           522,000.00       0.02      7.125         358       90.00        721
LTV > 80 GE                           1           472,604.00       0.02      6.125         359       95.00        812
LTV > 80 Genworth Financial           1           318,600.00       0.01      6.375         358       90.00        765
LTV > 80 MGIC                         1           311,661.07       0.01      6.375         359       85.00        652
LTV > 80 PMI                          1           504,947.69       0.02      6.875         358       90.00        746
LTV > 80 RADIAN                       6         1,245,890.30       0.05      6.363         320       90.38        735
LTV > 80 RMIC                         2         1,187,500.00       0.05      6.652         358       89.96        738
LTV > 80 UGIC                         1           621,000.00       0.03      5.625         359       90.00        794
LTV > 80 United Guaranty              3         1,160,450.00       0.05      6.952         351       87.09        708
----------------------------------------------------------------------------------------------------------------------
TOTAL                                17         6,344,653.06       0.26      6.539         350       89.66        739
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                              Original Terms to Stated Maturity
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                                          Weighted     Weighted    Weighted
                                                               % of        Average     Average     Average   Weighted
                                # of      Principal Balance   Principal    Gross       Remaining   Original   Average
               (months)        Loans          ($)             Balance     Coupon       Term         LTV        Fico
---------------------------------------------------------------------------------------------------------------------
                     240        2         1,182,299.27         0.05      5.801         239       77.03        790
                     300       13         4,581,067.93         0.18      6.889         241       65.75        733
                     360    3,201     2,472,592,006.86        99.77      6.376         358       67.40        754
---------------------------------------------------------------------------------------------------------------------
TOTAL                       3,216     2,478,355,374.06       100.00      6.377         357       67.40        754
---------------------------------------------------------------------------------------------------------------------
Minimum: Maximum Weighted Average:	240 360 360

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                           Aggregate Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                              Remaining Terms to Stated Maturity
------------------------------------------------------------------------------------------------------------------------------
                                                                 Weighted    Weighted    Weighted
                                                       % of      Average      Average     Average   Weighted
                        # of      Principal Balance   Principal  Gross       Remaining   Original   Average
         (months)      Loans           ($)            Balance    Coupon      Term         LTV        Fico
-------------------------------------------------------------------------------------------------------------------
 180 -  239                3         1,354,951.28       0.05      5.953         239       77.40        786
 240 -  299               21         8,564,415.22       0.35      6.585         269       61.10        750
 300 -  359            2,977     2,303,333,170.56      92.94      6.364         358       67.30        754
 360 -  419              215       165,102,837.00       6.66      6.550         360       69.02        753
-------------------------------------------------------------------------------------------------------------------
TOTAL                  3,216     2,478,355,374.06     100.00      6.377         357       67.40        754
-------------------------------------------------------------------------------------------------------------------
Minimum: Maximum Weighted Average:	239 360 357

------------------------------------------------------------------------------------------------------------------------------
                                                     Debt-to-Income Ratio
------------------------------------------------------------------------------------------------------------------------------

                                                                     Weighted    Weighted    Weighted
                                                          % of       Average      Average     Average   Weighted
                           # of     Principal Balance     Principal  Gross       Remaining   Original   Average
         (%)             Loans           ($)             Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------
N/A                          13         9,120,068.53       0.37      6.575         342       58.47        750
 0.001 - 10.000              37        39,729,982.32       1.60      6.411         356       58.84        746
10.001 - 20.000             215       177,387,920.18       7.16      6.324         357       62.66        757
20.001 - 30.000             639       520,843,916.22      21.02      6.319         357       64.37        756
30.001 - 40.000           1,247       946,072,290.85      38.17      6.403         358       68.40        751
40.001 - 50.000             906       672,122,108.04      27.12      6.391         358       69.51        756
50.001 - 60.000             115        84,557,745.54       3.41      6.366         358       71.21        760
60.001 - 70.000              32        18,930,222.01       0.76      6.374         356       73.64        761
70.001 - 80.000               8         5,390,059.74       0.22      6.304         359       65.25        713
80.001 +                      4         4,201,060.63       0.17      7.039         357       78.62        746
------------------------------------------------------------------------------------------------------------------
TOTAL                     3,216     2,478,355,374.06     100.00      6.377         357       67.40        754
Non-Zero Minimum: Maximum Non-Zero Weighted Average:	2.38% 119.35% 35.10%

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                           Aggregate Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------
                             Collateral characteristics are listed below as of the Cut-off Date
                                                         Product Type
------------------------------------------------------------------------------------------------------------------------------
                                                                 Weighted      Weighted    Weighted
                                                        % of      Average      Average     Average   Weighted
                         # of      Principal Balance   Principal   Gross       Remaining   Original   Average
                         Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------
1MLIBOR IO                 24        14,725,772.66       0.59      6.844         300       65.04        721
6MLIBOR IO                  1           354,409.40       0.01       6.38         301          80        709
1/1CMT                      2           305,208.83       0.01      5.501         301       84.35        787
1/1LIBOR IO                 1           558,104.46       0.02      6.625         333       79.97        772
3/1CMT                      1           132,367.46       0.01       6.13         301       61.47        727
3/1LIBOR                    3         1,270,072.13       0.05      5.474         333        55.4        751
3/1LIBOR IO                14         7,416,354.85        0.3      6.234         330       69.99        753
3/6LIBOR IO                 1           488,000.00       0.02      6.375         360          80        738
5/1CMT                      4         1,137,323.52       0.05      6.502         316       76.53        749
5/1CMT IO                   5         2,395,540.00        0.1      6.777         323       51.23        780
5/1LIBOR                   11         4,749,745.53       0.19       6.27         331       71.63        742
5/1LIBOR IO                75        45,521,687.02       1.84      6.285         348       65.81        738
5/1MO LIBOR IO              6         4,288,200.00       0.17      6.016         359       64.67        698
5/6LIBOR                    2           881,060.45       0.04      6.536         358          80        727
5/6LIBOR IO                 9         9,374,000.00       0.38      6.518         357       75.12        740
7/1CMT                      2           876,000.00       0.04      6.693         360          80        795
7/1CMT IO                   8         8,041,523.00       0.32       6.85         356       64.02        751
7/1LIBOR                   12         6,542,145.71       0.26      6.539         357       71.04        706
7/1LIBOR IO               193       130,510,054.10       5.27      6.649         357       72.03        748
7/1MO LIBOR IO              3         1,297,952.00       0.05      6.268         359       71.62        757
7/6LIBOR IO                22        17,467,570.00        0.7      6.588         359       73.82        760
10/1CMT                   391       273,500,725.87      11.04        6.1         358       66.92        757
10/1CMT IO              2,174     1,743,693,806.25      70.36      6.372         358       66.91        756
10/1LIBOR                  14         7,632,400.54       0.31      6.524         352       72.39        771
10/1LIBOR IO              194       151,715,310.28       6.12      6.601         358       68.44        749
10/1MO LIBOR IO            21        22,940,500.00       0.93      6.321         359       63.52        763
10/6LIBOR IO               23        20,539,540.00       0.83      6.639         359       75.49        741
------------------------------------------------------------------------------------------------------------
TOTAL                   3,216     2,478,355,374.06        100      6.377         357        67.4        754

------------------------------------------------------------------------------------------------------------
                                      Interest Only
------------------------------------------------------------------------------------------------------------
                                                                        Weighted      Weighted    Weighted
                                                               % of      Average      Average     Average   Weighted
                                # of      Principal Balance   Principal   Gross       Remaining   Original   Average
                                Loans           ($)           Balance     Coupon      Term         LTV        Fico
--------------------------------------------------------------------------------------------------------------------
Interest Only                    2,774     2,181,328,324.02      88.02      6.411         357       67.41        754
Not Interest Only                  442       297,027,050.04      11.98      6.124         357       67.30        756
---------------------------------------------------------------------------------------------------------------------
Total:                           3,216     2,478,355,374.06     100.00      6.377         357       67.40        754

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                           Aggregate Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------
                             Collateral characteristics are listed below as of the Cut-off Date
                                               Prepayment Penalty Original Term
------------------------------------------------------------------------------------------------------------------------------
                                                                    Weighted     Weighted    Weighted
                                                          % of      Average      Average     Average   Weighted
                           # of      Principal Balance   Principal   Gross       Remaining   Original   Average
               (months)    Loans           ($)           Balance     Coupon      Term         LTV        Fico
----------------------------------------------------------------------------------------------------------------
None                        3,151     2,425,566,633.59      97.87      6.376         357       67.35        754
6                               1         1,507,500.00       0.06      6.875         359       73.54        692
12                             18        15,014,375.52       0.61      6.619         332       70.43        737
36                             23        17,821,043.38       0.72      6.436         358       72.07        749
48                              4         3,538,200.00       0.14      5.969         359       66.22        689
60                             19        14,907,621.57       0.60      6.234         353       67.05        765
----------------------------------------------------------------------------------------------------------------
TOTAL                       3,216     2,478,355,374.06     100.00      6.377         357       67.40        754

------------------------------------------------------------------------------------------------------------------------------
                                                        Lien Position
------------------------------------------------------------------------------------------------------------------------------
                                                              Weighted     Weighted    Weighted
                                                   % of       Average      Average     Average   Weighted
                   # of      Principal Balance    Principal   Gross       Remaining   Original   Average
                   Loans           ($)            Balance     Coupon       Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
First Lien           3,216     2,478,355,374.06     100.00      6.377         357       67.40        754
---------------------------------------------------------------------------------------------------------
TOTAL                3,216     2,478,355,374.06     100.00      6.377         357       67.40        754

------------------------------------------------------------------------------------------------------------------------------
                                                      Documentation Type
------------------------------------------------------------------------------------------------------------------------------
                                                                        Weighted     Weighted    Weighted
                                                             % of        Average      Average     Average   Weighted
                               # of       Principal Balance   Principal    Gross       Remaining   Original   Average
                              Loans             ($)           Balance     Coupon         Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------
Alternative                       5         2,494,000.00       0.10      6.783         359       62.47        748
Asset Only                      661       465,853,149.14      18.80      6.430         359       68.01        762
FULL/ALT                          1           423,516.68       0.02      6.750         300       75.00        701
Full Documentation            1,170       868,232,623.85      35.03      6.397         356       70.67        749
Income Only                       3         1,472,000.00       0.06      6.456         359       77.84        712
No Documentation                 57        36,553,378.78       1.47      6.519         359       47.03        773
No Ratio                          8         6,512,132.54       0.26      6.795         340       58.77        754
Reduced                         741       624,814,442.56      25.21      6.259         358       69.42        752
Stated Asset                      5         2,546,399.37       0.10      6.340         357       70.47        721
Stated Income                   510       435,001,917.58      17.55      6.426         358       60.65        756
Stated Income Stated Asset       53        32,881,813.56       1.33      6.396         358       47.19        774
Streamline Cash Out               2         1,570,000.00       0.06      6.375         360       71.15        737
------------------------------------------------------------------------------------------------------------------
TOTAL                         3,216     2,478,355,374.06     100.00      6.377         357       67.40        754

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                           Aggregate Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                                         Loan Purpose
------------------------------------------------------------------------------------------------------------------------------
                                                                     Weighted     Weighted    Weighted
                                                           % of      Average      Average     Average   Weighted
                            # of      Principal Balance   Principal   Gross       Remaining   Original   Average
                           Loans           ($)            Balance     Coupon      Term         LTV        Fico
----------------------------------------------------------------------------------------------------------------
Purchase                    2,041     1,587,718,449.79      64.06      6.350         358       70.74        757
Cash Out Refinance            651       495,087,618.94      19.98      6.514         357       60.77        748
Rate/Term Refinance           524       395,549,305.33      15.96      6.313         357       62.29        750
----------------------------------------------------------------------------------------------------------------
TOTAL                       3,216     2,478,355,374.06     100.00      6.377         357       67.40        754

----------------------------------------------------------------------------------------------------------------
                                          Property Type
----------------------------------------------------------------------------------------------------------------
                                                                         Weighted    Weighted    Weighted
                                                              % of       Average     Average     Average   Weighted
                           # of          Principal Balance   Principal   Gross       Remaining   Original   Average
                          Loans                ($)           Balance     Coupon      Term         LTV        Fico
----------------------------------------------------------------------------------------------------------------
2-4 Family                     57        50,131,990.87       2.02      6.631         359       67.86        757
Condo                         388       250,293,978.58      10.10      6.369         357       70.29        760
Condotel                        6         3,295,100.00       0.13      6.604         358       54.33        738
Cooperative                    45        41,434,623.66       1.67      6.215         357       67.03        763
PUD                           173       105,936,088.77       4.27      6.469         352       71.81        743
Single Family               2,542     2,026,465,856.86      81.77      6.369         358       66.83        754
Townhouse                       5           797,735.32       0.03      6.740         359       70.07        746
----------------------------------------------------------------------------------------------------------------
TOTAL                       3,216     2,478,355,374.06     100.00      6.377         357       67.40        754

----------------------------------------------------------------------------------------------------------------
                                         Occupancy Status
----------------------------------------------------------------------------------------------------------------

                                                            % of     Weighted    Weighted
                                                          Average     Average     Average   Weighted     Weighted
                          # of       Principal Balance    Principal   Gross       Remaining   Original   Average
                          Loans           ($)             Balance     Coupon      Term         LTV        Fico
----------------------------------------------------------------------------------------------------------------
Owner Occupied              2,669     2,101,896,644.71      84.81      6.356         357       67.61        754
Second Home                   322       277,722,053.38      11.21      6.421         357       65.61        755
Investor                      225        98,736,675.97       3.98      6.694         358       68.03        752
----------------------------------------------------------------------------------------------------------------
TOTAL                       3,216     2,478,355,374.06     100.00      6.377         357       67.40        754

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                           Aggregate Mortgage Loan Characteristics
---------------------------------------------------------------------------------------------------------------------------------
                              Collateral characteristics are listed below as of the Cut-off Date
                                                          Originator
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                Weighted   Weighted
                                                                       % of       Weighted      Average     Average    Weighted
                                       # of       Principal Balance   Principal    Average      Remaining  Original     Average
            Originator                Loans           ($)             Balance    Gross Coupon    Term        LTV        Fico
--------------------------------------------------------------------------------------------------------------------------------
ABN AMRO Mortgage                           1           423,516.68      0.02            6.75       300          75         701
Countrywide                                 1         5,117,514.38      0.21           7.125       348          60         704
Wells Fargo                             2,564     2,016,321,401.54     81.36           6.334       358       66.93         756
Thornburg Mortgage and Others*            650       456,492,941.46     18.42           6.555       354       69.55         747
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                   3,216     2,478,355,374.06       100           6.377       357        67.4         754

*These loans were originated pursuant to Thornburg Mortgage Home Loans Inc.'s underwriting guidelines except for 32 loans (or 1.18% by principal balance) originated pursuant to the underwriting guidelines of First Republic Bank.

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

----------------------------------------------------------------------------------------------------------------------------
                                          Aggregate Mortgage Loan Characteristics
                                                           State
----------------------------------------------------------------------------------------------------------------------------
                                                                   Weighted    Weighted   Weighted
                                                          % of    Average      Average   Average    Weighted
                            of      Principal Balance   Principal  Gross       Remaining  Original   Average
                           Loans           ($)           Balance     Coupon      Term        LTV        Fico
----------------------------------------------------------------------------------------------------------------
Alabama                          9         5,169,283.57       0.21      6.211         359      70.91        737
Arizona                         82        60,949,006.66       2.46      6.416         358      67.66        759
Arkansas                         2         1,455,000.00       0.06      6.291         358      68.51        737
California                   1,219     1,016,469,615.76      41.01      6.454         358      65.81        756
Colorado                       130        99,432,686.56       4.01      6.347         358      66.60        760
Connecticut                     42        36,387,795.67       1.47      6.442         357      60.85        758
Delaware                        13        10,860,785.87       0.44      6.379         358      60.54        757
District of Columbia            24        23,366,699.72       0.94      6.443         358      68.99        774
Florida                        175       127,663,891.68       5.15      6.469         357      68.09        750
Georgia                         92        53,587,761.48       2.16      6.307         343      71.78        745
Hawaii                          21        27,253,757.27       1.10      6.220         358      61.02        748
Idaho                           10         7,802,832.51       0.31      6.248         358      66.57        719
Illinois                        95        60,860,523.68       2.46      6.342         357      68.71        750
Indiana                          9         4,187,292.19       0.17      5.847         353      73.47        757
Iowa                             9         4,935,456.69       0.20      5.826         358      77.97        756
Kansas                           5         2,492,165.00       0.10      5.970         346      69.40        766
Kentucky                         2           690,000.00       0.03      6.188         348      79.88        801
Louisiana                        2         1,530,000.00       0.06      6.252         358      74.97        753
Maine                            4         2,669,117.65       0.11      6.243         358      68.02        724
Maryland                       109        73,561,721.89       2.97      6.309         358      71.04        753
Massachusetts                   83        68,285,184.79       2.76      6.290         357      66.41        750
Michigan                        13         7,526,640.08       0.30      6.265         358      64.11        769
Minnesota                       76        51,468,136.53       2.08      6.154         358      73.48        758
Mississippi                      1            91,595.00       0.00      6.375         333      44.32        796
Missouri                        11         9,170,243.95       0.37      6.154         358      70.22        755
Montana                          7         8,721,698.34       0.35      6.728         359      70.51        769
Nebraska                         9         5,673,519.70       0.23      5.891         358      75.98        772
Nevada                          39        27,475,108.35       1.11      6.347         358      70.56        746
New Hampshire                    4         4,605,790.38       0.19      5.950         358      69.37        748
New Jersey                     150       118,767,773.14       4.79      6.337         358      67.04        748
New Mexico                      21        14,606,164.22       0.59      6.434         354      67.52        731
New York                       225       200,974,061.39       8.11      6.324         358      67.42        754
North Carolina                  61        38,116,472.80       1.54      6.312         354      68.60        754
Ohio                            18         8,917,174.06       0.36      6.279         358      67.27        743
Oklahoma                         3           373,170.00       0.02      6.875         359      69.99        728
Oregon                          22        11,167,468.85       0.45      6.353         358      71.41        736
Pennsylvania                    59        41,156,554.69       1.66      6.193         357      69.79        755
Rhode Island                     4         2,545,000.00       0.10      6.399         352      66.89        760
South Carolina                  48        28,700,124.23       1.16      6.394         354      66.76        748
South Dakota                     4         2,794,912.66       0.11      6.141         338      73.53        793
Tennessee                       14        10,572,862.88       0.43      6.168         359      67.78        773
Texas                           58        45,456,158.38       1.83      6.195         357      68.77        746
Utah                            10         7,714,181.28       0.31      6.589         359      70.55        748
Vermont                          2         1,491,000.00       0.06      6.307         358      65.56        739
Virginia                       123        83,387,931.87       3.36      6.275         357      71.43        759
Washington                      85        50,594,376.13       2.04      6.323         358      73.68        753
Wisconsin                       11         6,283,076.51       0.25      6.144         358      72.96        752
Wyoming                          1           393,600.00       0.02      6.625         359      79.86        690
----------------------------------------------------------------------------------------------------------------
TOTAL                        3,216     2,478,355,374.06     100.00      6.377         357      67.40        754
----------------------------------------------------------------------------------------------------------------

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

----------------------------------------------------------------------------------------------------------------------------
                                           Aggregate Mortgage Loan Characteristics
----------------------------------------------------------------------------------------------------------------------------
                             Collateral characteristics are listed below as of the Cut-off Date
                                                         Gross Margin
----------------------------------------------------------------------------------------------------------------------------
                                                                        Weighted    Weighted    Weighted
                                                           % of         Average     Average     Average   Weighted
                              # of      Principal Balance   Principal    Gross      Remaining   Original   Average
                 (%)          Loans           ($)           Balance     Coupon        Term       LTV        Fico
---------------------------------------------------------------------------------------------------------------
0.500 - 1.000                    2         1,213,700.00       0.05      6.000         360       59.06        759
1.001 - 1.500                    9         4,555,374.27       0.18      6.491         300       68.16        739
1.501 - 2.000                  587       416,938,355.42      16.82      6.541         355       69.73        747
2.001 - 2.500                   59        43,000,192.36       1.74      6.754         345       67.49        745
2.501 - 3.000                2,559     2,012,647,752.01      81.21      6.335         358       66.92        756
---------------------------------------------------------------------------------------------------------------
TOTAL                        3,216     2,478,355,374.06     100.00      6.377         357       67.40        754
Non-Zero Minimum: Maximum Non-Zero Weighted Average:	1.000% 2.875% 2.592%

----------------------------------------------------------------------------------------------------------------------------
                                                          Floor Rate
----------------------------------------------------------------------------------------------------------------------------

                                                              % of     Weighted    Weighted    Weighted
                                                             Average    Average     Average   Weighted
                            # of        Principal Balance  Principal    Gross       Remaining   Original   Average
             (%)           Loans           ($)              Balance     Coupon      Term         LTV        Fico
----------------------------------------------------------------------------------------------------------------------------
0.501 - 1.000                 2         1,213,700.00       0.05         6.000         360       59.06        759
1.001 - 1.500                 2           433,350.00       0.02         6.404         300       79.99        762
1.501 - 2.000               588       417,361,872.10      16.84         6.541         355       69.74        747
2.001 - 2.500                57        42,779,884.86       1.73         6.757         345       67.44        744
2.501 - 3.000             2,565     2,016,346,259.60      81.36         6.335         358       66.92        756
3.001 - 3.500                 1            99,558.85       0.00         5.750         298       72.67        785
4.501 - 5.000                 1           120,748.65       0.00         6.750         300       79.99        798
----------------------------------------------------------------------------------------------------------------------------
TOTAL                     3,216     2,478,355,374.06     100.00         6.377         357       67.40        754
Non-Zero Minimum: Maximum Non-Zero Weighted Average:	1.000% 4.750% 2.595%

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

----------------------------------------------------------------------------------------------------------------------------
                                           Aggregate Mortgage Loan Characteristics
----------------------------------------------------------------------------------------------------------------------------
                             Collateral characteristics are listed below as of the Cut-off Date
                                                         Maximum Rate
----------------------------------------------------------------------------------------------------------------------------
                                                                    Weighted     Weighted    Weighted
                                                         % of       Average      Average     Average   Weighted
                           # of      Principal Balance   Principal    Gross      Remaining   Original   Average
          (%)              Loans           ($)           Balance     Coupon      Term         LTV        Fico
----------------------------------------------------------------------------------------------------------------------------
 8.501 -  9.000                3         1,328,592.82       0.05      3.825         302       74.29        712
 9.001 -  9.500                7         2,852,757.55       0.12      4.259         301       60.89        806
 9.501 - 10.000                8         3,893,869.92       0.16      4.876         342       77.73        767
10.001 - 10.500               88        69,755,473.89       2.81      5.410         357       69.17        761
10.501 - 11.000              487       364,654,928.64      14.71      5.850         356       67.79        758
11.001 - 11.500            1,570     1,255,379,991.59      50.65      6.367         358       66.99        757
11.501 - 12.000              978       715,225,352.93      28.86      6.731         358       67.82        747
12.001 - 12.500               58        55,133,420.61       2.22      6.902         359       67.55        746
12.501 - 13.000               17        10,130,986.11       0.41      6.744         307       58.46        741
----------------------------------------------------------------------------------------------------------------------------
TOTAL                      3,216     2,478,355,374.06     100.00      6.377         357       67.40        754
Non-Zero Minimum: Maximum Non-Zero Weighted Average:	8.625% 13.000% 11.389%

----------------------------------------------------------------------------------------------------------------------------
                                                     Initial Periodic Cap
----------------------------------------------------------------------------------------------------------------------------
                                                                       Weighted    Weighted    Weighted
                                                           % of        Average     Average     Average   Weighted
                            # of      Principal Balance   Principal    Gross       Remaining   Original   Average
             (%)             Loans           ($)           Balance     Coupon      Term         LTV        Fico
-------------------------------------------------------------------------------------------------------------
0                             54        43,252,424.66       1.75      6.467         339       64.39        743
1                              1           354,409.40       0.01      6.380         301       80.00        709
2                              5         1,790,829.97       0.07      6.428         327       79.55        767
4                             19         9,306,794.44       0.38      6.136         331       68.40        751
5                          3,137     2,423,650,915.59      97.79      6.376         358       67.44        754
-------------------------------------------------------------------------------------------------------------
TOTAL                      3,216     2,478,355,374.06     100.00      6.377         357       67.40        754
Non-Zero Minimum: Maximum Non-Zero Weighted Average:	1.000% 5.000% 4.993%

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

----------------------------------------------------------------------------------------------------------------------------
                                           Aggregate Mortgage Loan Characteristics
----------------------------------------------------------------------------------------------------------------------------
                             Collateral characteristics are listed below as of the Cut-off Date
                                                         Periodic Cap
----------------------------------------------------------------------------------------------------------------------------
                                                               Weighted    Weighted    Weighted
                                                       % of    Average      Average     Average   Weighted
                         # of      Principal Balance   Principal  Gross       Remaining   Original   Average
               (%)      Loans           ($)           Balance     Coupon      Term         LTV        Fico
-----------------------------------------------------------------------------------------------------------
0                           54        43,252,424.66       1.75      6.467         339       64.39        743
1                           58        49,104,579.85       1.98      6.592         358       74.98        747
2                        3,103     2,385,666,369.55      96.26      6.371         358       67.30        755
5                            1           332,000.00       0.01      6.500         357       80.00        667
-----------------------------------------------------------------------------------------------------------
TOTAL                    3,216     2,478,355,374.06     100.00      6.377         357       67.40        754
Non-Zero Minimum: Maximum Non-Zero Weighted Average:	1.000% 5.000% 1.980%

----------------------------------------------------------------------------------------------------------------------------
                                                Months to Next Rate Adjustment
----------------------------------------------------------------------------------------------------------------------------
                                                                         Weighted    Weighted    Weighted
                                                               % of     Average      Average     Average   Weighted
                                # of     Principal Balance   Principal   Gross       Remaining   Original   Average
          (months)             Loans           ($)           Balance     Coupon      Term         LTV        Fico
-----------------------------------------------------------------------------------------------------------------
    1  - 12                       40        20,565,160.42       0.83      6.584         301       65.05        730
  13 -   24                        8         3,681,286.22       0.15      4.550         301       65.51        781
  25 -   36                       18         9,315,603.47       0.38      6.344         331       67.97        760
  49 -   60                       94        60,465,796.20       2.44      6.441         353       67.94        733
  73 -   84                      241       165,179,514.82       6.66      6.638         357       71.80        748
  85 -   96                        1           622,834.25       0.03      5.250         302       49.63        757
  97 -  108                       13        12,510,557.24       0.50      5.683         347       66.25        727
 109 -  120                    2,801     2,206,014,621.44      89.01      6.361         358       67.09        756
-----------------------------------------------------------------------------------------------------------------
TOTAL                          3,216     2,478,355,374.06     100.00      6.377         357       67.40        754

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

----------------------------------------------------------------------------------------------------------------------------
                                             Aggregate Mortgage Loan Characteristics
----------------------------------------------------------------------------------------------------------------------------
                              Collateral characteristics are listed below as of the Cut-off Date
                                                            Servicers
----------------------------------------------------------------------------------------------------------------------------
                                                                            Weighted    Weighted    Weighted
                                                                   % of     Average      Average     Average   Weighted
                                  # of        Principal Balance  Principal  Gross       Remaining   Original   Average
                                  Loans             ($)          Balance    Coupon      Term         LTV        Fico
---------------------------------------------------------------------------------------------------------------
Colonial Savings F.A.                  5        3,720,050.00      0.15      6.779         359       73.99        751
Countrywide                            1        5,117,514.38      0.21      7.125         348          60        704
First Horizon Home Loans               6        4,254,768.00      0.17       6.62         359       76.27        750
First Republic Bank                   32       29,242,092.00      1.18      6.284         358       64.27        754
Lighthouse Community Bank              1          120,748.65         0       6.75         300       79.99        798
Mellon Trust of New England           24       16,894,100.00      0.68      6.645         359       66.43        764
National City Mortgage                 1           99,558.85         0       5.75         298       72.67        785
Thornburg Mortgage Home Loans        582      402,585,140.64     16.24      6.569         353       69.95        746
Wells Fargo                        2,564    2,016,321,401.54     81.36      6.334         358       66.93        756
---------------------------------------------------------------------------------------------------------------
TOTAL                              3,216    2,478,355,374.06       100      6.377         357        67.4        754

---------------------------------------------------------------------------------------------------------------
                                                       Interest Only Terms
---------------------------------------------------------------------------------------------------------------
                                                                         Weighted      Weighted    Weighted
                                                                 % of      Average      Average     Average   Weighted
                                  # of      Principal Balance   Principal  Gross       Remaining   Original   Average
               (months)          Loans           ($)           Balance     Coupon        Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------
                           0      442       297,027,050.04      11.98      6.124         357       67.30        756
                          36        2           949,999.99       0.04      4.639         321       76.68        732
                          60       11        14,104,864.00       0.57      6.409         359       63.94        751
                          84       30        24,921,970.00       1.01      6.634         359       71.79        760
                         120    2,731     2,141,351,490.03      86.40      6.409         357       67.38        754
------------------------------------------------------------------------------------------------------------------
TOTAL                           3,216     2,478,355,374.06     100.00      6.377         357       67.40        754

----------------------------------------------------------------------------------------------------------------------------
                                                 Remaining Interest Only Term
----------------------------------------------------------------------------------------------------------------------------
                                                                       Weighted    Weighted    Weighted
                                                            # of        Average    Average     Average   Weighted
                            # of      Principal Balance   Principal     Gross       Remaining   Original   Average
               (months)    Loans             ($)           Balance      Coupon      Term         LTV        Fico
---------------------------------------------------------------------------------------------------------------
0                              443       297,657,050.03      12.01      6.119         357       67.32        756
1 - 60                          31        22,387,142.14       0.90      6.323         331       62.80        757
61 - 120                     2,742     2,158,311,181.89      87.09      6.413         358       67.46        754
---------------------------------------------------------------------------------------------------------------
TOTAL                        3,216     2,478,355,374.06     100.00      6.377         357       67.40        754

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

----------------------------------------------------------------------------------------------------------------------------
                                  Thornburg 2006-5 Group 1 Mortgage Loan Summary
----------------------------------------------------------------------------------------------------------------------------

                                              As of the Cut-off Date (August 1, 2006)
 Total Number of Loans                                      399           Primary Mortgage Insurance Coverage
 Total Outstanding Loan Balance                 $258,333,091.12           Yes                               0.97%
 Average Loan Principal Balance                        $647,451           No                               99.03%
 Fixed Rate                                               0.00%
 Adjustable Rate (including Hybrids)                    100.00%           Primary Mortgage Insurance Coverage
 Prepayment Penalty                                      12.18%           (First Lien Loans with LTV > 80%)
 Weighted Average Coupon                                 6.551%           Yes                              40.41%
 Weighted Average Margin                                 1.927%           No                               59.59%
 Non-Zero Weighted Average Initial Periodic              4.932%
 Cap
 Non-Zero Weighted Average Periodic Cap                  1.884%           Primary Mortgage Insurance Coverage
 Weighted Average Maximum Rate                          11.578%           (First Lien Loans with Effective LTV >
                                                                          80%)
 Weighted Average Floor Rate                             1.951%           Yes                             100.00%
 Weighted Average Original Term (mo.)                       359           No                                0.00%
 Weighted Average Remaining Term (mo.)                      350
 Weighted Average Loan Age (mo.)                              9
 Weighted Average Original LTV                           70.16%           Prepayment Penalty Term
 Non-Zero Weighted Average FICO                             744           None                             87.82%
 Non-Zero Weighted Average DTI                           34.18%           6                                 0.58%
 Interest Only Mortgage Loans                            93.85%           12                                5.56%
 First Lien Mortgage Loans                              100.00%           36                                3.95%
                                                                          48                                1.37%
 Product Type                                                             60                                0.58%
 1MLIBOR IO                                               5.70%
 6MLIBOR IO                                               0.14%
 1/1CMT                                                   0.12%           Geographic Distribution
                                                                          (Other states account individually for
 1/1LIBOR IO                                              0.22%           less than
                                                                          5% of the Cut-off Date principal
 3/1CMT                                                   0.05%           balance)
 3/1LIBOR                                                 0.49%           CA                               23.35%
 3/1LIBOR IO                                              2.87%           CO                                8.88%
 3/6LIBOR IO                                              0.19%           NY                                8.63%
 5/1CMT                                                   0.44%           FL                                7.01%
                                                                          GA
 5/1CMT IO                                                0.93%                                       6.55%
 5/1LIBOR                                                 1.84%
 5/1LIBOR IO                                             17.62%           Occupancy Status
 5/1 MO LIBOR IO                                          1.66%           Primary Home                     68.49%
 5/6LIBOR                                                 0.34%           Second Home                      17.57%
 5/6LIBOR IO                                              3.63%           Investment                       13.93%
 7/1CMT                                                   0.34%
 7/1CMT IO                                                3.11%
 7/1LIBOR                                                 2.53%           Loan Documentation
 7/1LIBOR IO                                             50.52%           Alternative                       0.59%
 7/1 MO LIBOR IO                                          0.50%           FULL/ALT                          0.16%
                                                                          Full
 7/6LIBOR IO                                              6.76%           Documentation                    81.49%
                                                                          No
                                                                          Ratio                             1.42%
                                                                          Stated
                                                                          Income                           15.92%
                                                                          Streamline Cash
 Loan Purpose                                                             Out                               0.42%
 Purchase                                                60.02%
 Cash Out Refinance                                      25.25%
 Rate/Term Refinance                                     14.73%

• Cenlar FSB is the contracted sub-servicer for all servicing owned by Thornburg Mortgage Home Loans, Inc.

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

-------------------------------------------------------------------------------------------------------------------------------
                                            Group 1 Mortgage Loan Characteristics
-------------------------------------------------------------------------------------------------------------------------------
                             Collateral characteristics are listed below as of the Cut-off Date
                                                        Principal Balances
-------------------------------------------------------------------------------------------------------------------------------
                                                                                    Weighted    Weighted    Weighted
                                                                         % of       Average      Average     Average   Weighted
                                           # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                 ($)                       Loans           ($)           Balance    Coupon      Term         LTV        Fico
--------------------------------------------------------------------------------------------------------------------------------
         0.01 -    100,000.00                13         1,023,464.97       0.40      6.373         326       72.75        773
   100,000.01 -    200,000.00                57         8,859,240.41       3.43      6.660         344       73.22        753
   200,000.01 -    300,000.00                61        15,485,672.14       5.99      6.412         347       74.34        747
   300,000.01 -    400,000.00                46        16,034,667.77       6.21      6.367         339       70.60        747
   400,000.01 -    500,000.00                49        22,214,002.97       8.60      6.433         341       71.61        752
   500,000.01 -    600,000.00                29        16,191,271.34       6.27      6.478         347       69.55        741
   600,000.01 -    700,000.00                32        20,928,575.00       8.10      6.438         340       69.62        742
   700,000.01 -    800,000.00                14        10,577,569.14       4.09      6.592         344       65.18        726
   800,000.01 -    900,000.00                12        10,216,980.42       3.95      6.682         354       74.68        731
   900,000.01 -  1,000,000.00                20        19,435,205.93       7.52      6.513         354       66.72        751
 1,000,000.01 -  2,000,000.00                54        78,244,526.65      30.29      6.505         356       72.70        743
 2,000,000.01 -  3,000,000.00                 7        16,892,400.00       6.54      6.963         359       67.80        730
 3,000,000.01 -  4,000,000.00                 3        10,112,000.00       3.91      6.986         359       71.30        778
 5,000,000.01 -  6,000,000.00                 1         5,117,514.38       1.98      7.125         348       60.00        704
 6,000,000.01 -  7,000,000.00                 1         7,000,000.00       2.71      6.375         360       47.46        756
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                       399       258,333,091.12     100.00      6.551         350       70.16        744
Minimum: Maximum Average:	$20,414 $7,000,000 $647,451

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

-------------------------------------------------------------------------------------------------------------------------------
                                            Group 1 Mortgage Loan Characteristics
-------------------------------------------------------------------------------------------------------------------------------
                             Collateral characteristics are listed below as of the Cut-off Date
                                                        Mortgage Rates
-------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                 (%)                    Loans           ($)           Balance     Coupon      Term         LTV        Fico
-------------------------------------------------------------------------------------------------------------------------------
 3.501 -  4.000                               3         1,328,592.82       0.51      3.825         302       74.29        712
 4.001 -  4.500                               7         2,852,757.55       1.10      4.259         301       60.89        806
 4.501 -  5.000                               2           408,108.90       0.16      4.901         302       80.00        801
 5.001 -  5.500                               2           805,480.19       0.31      5.194         301       76.92        785
 5.501 -  6.000                              17        10,858,173.56       4.20      5.938         353       70.92        731
 6.001 -  6.500                             174       112,295,382.83      43.47      6.373         350       69.80        744
 6.501 -  7.000                             181       106,934,440.89      41.39      6.774         353       71.10        745
 7.001 -  7.500                              13        22,850,154.38       8.85      7.196         353       67.62        739
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                       399       258,333,091.12     100.00      6.551         350       70.16        744
Minimum: Maximum Weighted Average:	3.630% 7.500% 6.551%

-------------------------------------------------------------------------------------------------------------------------------
                                                          FICO Score
-------------------------------------------------------------------------------------------------------------------------------

                                                                      Weighted    Weighted    Weighted
                                                            % of       Average    Average     Average   Weighted
                         # of        Principal Balance     Principal   Gross       Remaining   Original   Average
                 FICO   Loans               ($)             Balance    Coupon      Term         LTV        Fico
---------------------------------------------------------------------------------------------------------------
N/A                           2            870,000.00      0.34      6.143         359       40.95          0
 501 -  550                   1            399,200.00      0.15      6.750         241       79.86        519
 601 -  650                  12          7,895,838.72      3.06      6.534         344       72.68        624
 651 -  700                  48         33,996,667.13     13.16      6.605         354       74.13        685
 701 -  750                 126         79,797,472.97     30.89      6.551         350       69.18        724
 751 -  800                 172        115,678,201.90     44.78      6.586         351       70.20        774
 801 -  850                  38         19,695,710.40      7.62      6.276         345       67.04        807
---------------------------------------------------------------------------------------------------------------
TOTAL                       399        258,333,091.12    100.00      6.551         350       70.16        744
Minimum: Maximum Weighted Average:	0 820 744

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

-------------------------------------------------------------------------------------------------------------------------------
                                            Group 1 Mortgage Loan Characteristics
-------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                                Effective Loan-to-Value Ratio
-------------------------------------------------------------------------------------------------------------------------------
                                                                     Weighted    Weighted    Weighted
                                                            % of      Average      Average     Average   Weighted
                            # of      Principal Balance   Principal   Gross       Remaining   Original   Average
                 (%)       Loans           ($)           Balance     Coupon      Term         LTV        Fico
-----------------------------------------------------------------------------------------------------------------
  10.01 -   20.00               4         2,025,000.00       0.78      6.420         350       15.28        781
  20.01 -   30.00               6         3,110,000.00       1.20      6.626         333       25.77        770
  30.01 -   40.00              10         3,812,151.69       1.48      6.206         335       37.01        753
  40.01 -   50.00              15        13,159,849.75       5.09      6.492         350       46.47        754
  50.01 -   60.00              26        23,992,102.77       9.29      6.651         349       56.57        733
  60.01 -   70.00              74        65,477,170.58      25.35      6.645         350       67.80        743
  70.01 -   80.00             255       144,243,570.96      55.84      6.506         352       77.93        744
  80.01 -   90.00               7         2,170,897.47       0.84      6.557         344       87.47        711
  90.01 -  100.00               2           342,347.90       0.13      6.663         308       94.88        777

TOTAL                         399       258,333,091.12     100.00      6.551         350       70.16        744
-----------------------------------------------------------------------------------------------------------------
Minimum: Maximum Weighted Average:	13.04% 95.00% 69.83%

-------------------------------------------------------------------------------------------------------------------------------
                                                 Original Loan-to-Value Ratio
-------------------------------------------------------------------------------------------------------------------------------

                                                                                   Weighted     Weighted    Weighted
                                                                        % of        Average      Average     Average   Weighted
                                        # of        Principal Balance   Principal    Gross       Remaining   Original   Average
                 (%)                    Loans           ($)              Balance     Coupon      Term         LTV        Fico
-------------------------------------------------------------------------------------------------------------------------------
  10.01 -   20.00                             4         2,025,000.00       0.78      6.420         350       15.28        781
  20.01 -   30.00                             6         3,110,000.00       1.20      6.626         333       25.77        770
  30.01 -   40.00                            10         3,812,151.69       1.48      6.206         335       37.01        753
  40.01 -   50.00                            15        13,159,849.75       5.09      6.492         350       46.47        754
  50.01 -   60.00                            26        23,992,102.77       9.29      6.651         349       56.57        733
  60.01 -   70.00                            73        63,398,770.58      24.54      6.638         350       67.41        748
  70.01 -   80.00                           250       143,176,230.96      55.42      6.509         352       77.56        743
  80.01 -   90.00                             8         3,020,897.47       1.17      6.646         349       86.90        735
  90.01 -  100.00                             7         2,638,087.90       1.02      6.554         353       99.34        704
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                       399       258,333,091.12     100.00      6.551         350       70.16        744
Minimum: Maximum Weighted Average:	13.04% 100.00% 70.16%

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

-------------------------------------------------------------------------------------------------------------------------------
                                            Group 1 Mortgage Loan Characteristics
-------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                        Effective Loan-to-Value Ratio Greater Than 80
-------------------------------------------------------------------------------------------------------------------------------
                                                                                    Weighted      Weighted    Weighted
                                                                          % of       Average      Average     Average   Weighted
                                           # of      Principal Balance   Principal    Gross       Remaining   Original   Average
                                          Loans           ($)             Balance     Coupon      Term         LTV        Fico
-------------------------------------------------------------------------------------------------------------------------------
LTV > 80 Genworth Financial                   1           318,600.00       0.13      6.375         358          90        765
LTV > 80 MGIC                                 1           311,661.07       0.12      6.375         359          85        652
LTV > 80 RADIAN                               5         1,004,434.30       0.40      6.269         310       90.97        744
LTV > 80 United Guaranty                      2           878,550.00       0.35      7.057         359       86.32        701
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                       399       258,333,091.12        100      6.551         350       70.16        744

-------------------------------------------------------------------------------------------------------------------------------
                                              Original Terms to Stated Maturity
-------------------------------------------------------------------------------------------------------------------------------

                                                                                     Weighted    Weighted    Weighted
                                                                         # of        Average      Average     Average   Weighted
                                           # of      Principal Balance   Principal   Gross       Remaining   Original   Average
               (months)                    Loans           ($)           Balance     Coupon      Term         LTV        Fico
-------------------------------------------------------------------------------------------------------------------------------
                                   300       13         4,581,067.93       1.77      6.889         241       65.75        733
                                   360      386       253,752,023.19      98.23      6.545         352       70.23        744
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                       399       258,333,091.12        100      6.551         350       70.16        744
Minimum: Maximum Weighted Average:	300 360 359

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

-------------------------------------------------------------------------------------------------------------------------------
                                            Group 1 Mortgage Loan Characteristics
-------------------------------------------------------------------------------------------------------------------------------
                             Collateral characteristics are listed below as of the Cut-off Date
                                              Remaining Terms to Stated Maturity
-------------------------------------------------------------------------------------------------------------------------------
                                                                                   Weighted      Weighted    Weighted
                                                                           % of     Average      Average     Average   Weighted
                                           # of      Principal Balance   Principal  Gross       Remaining   Original   Average
               (months)                    Loans           ($)           Balance    Coupon      Term         LTV        Fico
-------------------------------------------------------------------------------------------------------------------------------
 180 -  239                                   1           172,652.01       0.07      7.000         239       80.00        765
 240 -  299                                  20         8,232,497.87       3.19      6.603         267       61.12        748
 300 -  359                                 299       189,426,768.24      73.33      6.534         351       70.92        742
 360 -  419                                  79        60,501,173.00      23.42      6.596         360       68.95        749
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                       399       258,333,091.12     100.00      6.551         350       70.16        744
Minimum: Maximum Weighted Average:	239 360 350

-------------------------------------------------------------------------------------------------------------------------------
                                                     Debt-to-Income Ratio
-------------------------------------------------------------------------------------------------------------------------------
                                                                                    Weighted    Weighted    Weighted
                                                                         # of        Average      Average     Average   Weighted
                                        # of        Principal Balance   Principal    Gross       Remaining   Original   Average
                 (%)                    Loans           ($)             Balance     Coupon      Term         LTV        Fico
-------------------------------------------------------------------------------------------------------------------------------
N/A                                          10         5,369,068.53       2.08      6.422         330       66.44        742
 0.001 - 10.000                               6         4,764,999.99       1.84      6.186         337       57.77        741
10.001 - 20.000                              37        22,262,076.59       8.62      6.433         352       69.15        737
20.001 - 30.000                              92        56,061,452.46      21.70      6.515         345       69.20        751
30.001 - 40.000                             157       104,448,919.27      40.43      6.564         353       69.77        746
40.001 - 50.000                              83        55,611,578.23      21.53      6.681         353       73.52        740
50.001 - 60.000                               8         4,808,956.00       1.86      6.575         355       64.09        740
60.001 - 70.000                               3         2,086,040.05       0.81      6.164         337       87.21        711
70.001 - 80.000                               3         2,920,000.00       1.13      6.256         359       70.93        716
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                       399       258,333,091.12     100.00      6.551         350       70.16        744
Non-Zero Minimum: Maximum Non-Zero Weighted Average:	0.00% 79.49% 34.18%

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

-------------------------------------------------------------------------------------------------------------------------------
                                            Group 1 Mortgage Loan Characteristics
-------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                                         Product Type
-------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                        # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                                        Loans           ($)           Balance     Coupon      Term         LTV        Fico
-------------------------------------------------------------------------------------------------------------------------------
1MLIBOR IO                                   24        14,725,772.66        5.7      6.844         300       65.04        721
6MLIBOR IO                                    1           354,409.40       0.14       6.38         301          80        709
1/1CMT                                        2           305,208.83       0.12      5.501         301       84.35        787
1/1LIBOR IO                                   1           558,104.46       0.22      6.625         333       79.97        772
3/1CMT                                        1           132,367.46       0.05       6.13         301       61.47        727
3/1LIBOR                                      3         1,270,072.13       0.49      5.474         333        55.4        751
3/1LIBOR IO                                  14         7,416,354.85       2.87      6.234         330       69.99        753
3/6LIBOR IO                                   1           488,000.00       0.19      6.375         360          80        738
5/1CMT                                        4         1,137,323.52       0.44      6.502         316       76.53        749
5/1CMT IO                                     5         2,395,540.00       0.93      6.777         323       51.23        780
5/1LIBOR                                     11         4,749,745.53       1.84       6.27         331       71.63        742
5/1LIBOR IO                                  75        45,521,687.02      17.62      6.285         348       65.81        738
5/1 MO LIBOR IO                               6         4,288,200.00       1.66      6.016         359       64.67        698
5/6LIBOR                                      2           881,060.45       0.34      6.536         358          80        727
5/6LIBOR IO                                   9         9,374,000.00       3.63      6.518         357       75.12        740
7/1CMT                                        2           876,000.00       0.34      6.693         360          80        795
7/1CMT IO                                     8         8,041,523.00       3.11       6.85         356       64.02        751
7/1LIBOR                                     12         6,542,145.71       2.53      6.539         357       71.04        706
7/1LIBOR IO                                 193       130,510,054.10      50.52      6.649         357       72.03        748
7/1 MO LIBOR IO                               3         1,297,952.00        0.5      6.268         359       71.62        757
7/6LIBOR IO                                  22        17,467,570.00       6.76      6.588         359       73.82        760
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                       399       258,333,091.12        100      6.551         350       70.16        744

-------------------------------------------------------------------------------------------------------------------------------
                                                        Interest Only
-------------------------------------------------------------------------------------------------------------------------------

                                                                                  Weighted    Weighted    Weighted
                                                                      # of        Average      Average     Average   Weighted
                                         # of     Principal Balance   Principal   Gross       Remaining   Original   Average
                                        Loans          ($)           Balance      Coupon      Term         LTV        Fico
-------------------------------------------------------------------------------------------------------------------------------
Interest Only                               362       242,439,167.49      93.85      6.564         351       70.07        745
Not Interest Only                            37        15,893,923.63       6.15      6.356         343       71.53        732
-------------------------------------------------------------------------------------------------------------------------------
Total:                                      399       258,333,091.12     100.00      6.551         350       70.16        744

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

-------------------------------------------------------------------------------------------------------------------------------
                                            Group 1 Mortgage Loan Characteristics
-------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                               Prepayment Penalty Original Term
-------------------------------------------------------------------------------------------------------------------------------
                                                                                    Weighted    Weighted    Weighted
                                                                            % of     Average      Average     Average   Weighted
                                            # of      Principal Balance   Principal   Gross       Remaining   Original   Average
               (months)                     Loans           ($)           Balance     Coupon      Term         LTV        Fico
-------------------------------------------------------------------------------------------------------------------------------
                                     0      356       226,864,107.09      87.82      6.560         351       70.05        745
                                     6        1         1,507,500.00       0.58      6.875         359       73.54        692
                                    12       17        14,364,439.08       5.56      6.618         332       70.68        742
                                    36       16        10,196,723.38       3.95      6.424         357       71.97        733
                                    48        4         3,538,200.00       1.37      5.969         359       66.22        689
                                    60        5         1,862,121.57       0.72      6.492         308       74.06        767

TOTAL                                       399       258,333,091.12     100.00      6.551         350       70.16        744

-------------------------------------------------------------------------------------------------------------------------------
                                                        Lien Position
-------------------------------------------------------------------------------------------------------------------------------

                                                                                 Weighted    Weighted    Weighted
                                                                      # of       Average      Average     Average   Weighted
                                         # of    Principal Balance   Principal    Gross       Remaining   Original   Average
                                        Loans           ($)           Balance     Coupon      Term         LTV        Fico
-------------------------------------------------------------------------------------------------------------------------------
First Lien                                  399       258,333,091.12     100.00      6.551         350       70.16        744
-------------------------------------------------------------------------------------------------------------------------------
Total:                                      399       258,333,091.12     100.00      6.551         350       70.16        744

-------------------------------------------------------------------------------------------------------------------------------
                                                      Documentation Type
-------------------------------------------------------------------------------------------------------------------------------

                                                                                   Weighted    Weighted    Weighted
                                                                        # of        Average    Average     Average   Weighted
                                        # of       Principal Balance   Principal    Gross       Remaining   Original   Average
                                        Loans             ($)           Balance     Coupon      Term         LTV        Fico
-------------------------------------------------------------------------------------------------------------------------------
Alternative                                   3         1,530,000.00       0.59      6.770         359       63.72        768
FULL/ALT                                      1           423,516.68       0.16      6.750         300       75.00        701
Full Documentation                          356       210,508,402.61      81.49      6.497         350       71.49        743
No Ratio                                      6         3,676,132.54       1.42      6.753         324       68.74        731
Stated Income                                32        41,115,039.29      15.92      6.805         357       63.52        751
Streamline Cash Out                           1         1,080,000.00       0.42      6.375         360       74.07        718
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                       399       258,333,091.12     100.00      6.551         350       70.16        744

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

-------------------------------------------------------------------------------------------------------------------------------
                                            Group 1 Mortgage Loan Characteristics
-------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                                         Loan Purpose
-------------------------------------------------------------------------------------------------------------------------------
                                                                                   Weighted    Weighted    Weighted
                                                                          % of      Average      Average     Average   Weighted
                                           # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                                           Loans           ($)           Balance     Coupon      Term         LTV        Fico
-------------------------------------------------------------------------------------------------------------------------------
Purchase                                    243       155,061,006.06      60.02      6.604         352       73.50        743
Cash Out Refinance                           85        65,226,190.61      25.25      6.476         349       63.91        746
Rate/Term Refinance                          71        38,045,894.45      14.73      6.462         345       67.23        745
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                       399       258,333,091.12     100.00      6.551         350       70.16        744

-------------------------------------------------------------------------------------------------------------------------------
                                                        Property Type
-------------------------------------------------------------------------------------------------------------------------------

                                                                                  Weighted    Weighted    Weighted
                                                                        # of      Average      Average     Average   Weighted
                                        # of       Principal Balance   Principal   Gross       Remaining   Original   Average
                                        Loans            ($)           Balance     Coupon      Term         LTV        Fico
-------------------------------------------------------------------------------------------------------------------------------
2-4 Family                                   17        14,242,966.00       5.51      6.592         359       70.13        757
Condo                                        75        36,756,640.65      14.23      6.612         350       73.23        741
Condotel                                      6         3,295,100.00       1.28      6.604         358       54.33        738
Cooperative                                   7         4,434,100.00       1.72      6.335         359       69.88        759
PUD                                         114        62,157,316.90      24.06      6.425         348       71.78        735
Single Family                               176       136,749,232.25      52.94      6.592         350       68.99        747
Townhouse                                     4           697,735.32       0.27      6.739         359       68.65        741
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                       399       258,333,091.12     100.00      6.551         350       70.16        744

-------------------------------------------------------------------------------------------------------------------------------
                                                       Occupancy Status
-------------------------------------------------------------------------------------------------------------------------------

                                                                                    Weighted    Weighted    Weighted
                                                                       # of         Average      Average     Average   Weighted
                                        # of       Principal Balance   Principal    Gross       Remaining   Original   Average
                                        Loans            ($)           Balance      Coupon      Term         LTV        Fico
-------------------------------------------------------------------------------------------------------------------------------
Owner Occupied                              234       176,944,073.14      68.49      6.488         348       70.30        744
Second Home                                  67        45,393,402.13      17.57      6.661         352       66.86        740
Investor                                     98        35,995,615.85      13.93      6.724         358       73.61        748
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                       399       258,333,091.12     100.00      6.551         350       70.16        744

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

-------------------------------------------------------------------------------------------------------------------------------
                                            Group 1 Mortgage Loan Characteristics
-------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                                          Originator
-------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                            # of    Principal Balance  Principal  Gross       Remaining   Original   Average
               Originator                   Loans         ($)          Balance     Coupon      Term         LTV        Fico
-------------------------------------------------------------------------------------------------------------------------------
ABN AMRO Mortgage                               1         423,516.68       0.16       6.75         300          75        701
Countrywide                                     1       5,117,514.38       1.98      7.125         348          60        704
Thornburg Mortgage and Others                 397     252,792,060.06      97.86      6.539         351       70.35        745
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                         399     258,333,091.12        100      6.551         350       70.16        744

*These loans were originated pursuant to Thornburg Mortgage Home Loans Inc.‘s underwriting guidelines except for 11 loans (or 2.44% by principal balance) originated pursuant to the underwriting guidelines of First Republic Bank.

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

----------------------------------------------------------------------------------------------------------------------------
                                           Group 1 Mortgage Loan Characteristics
----------------------------------------------------------------------------------------------------------------------------

                            Collateral characteristics are listed below as of the Cut-off Date
                                                           State
----------------------------------------------------------------------------------------------------------------------------
                                                                               Weighted    Weighted   Weighted
                                                                       % of    Average      Average   Average    Weighted
                                      # of      Principal Balance   Principal  Gross       Remaining  Original   Average
                                       Loans           ($)           Balance     Coupon      Term        LTV        Fico
----------------------------------------------------------------------------------------------------------------------------
Alabama                                      1           343,400.00       0.13      6.375         359      74.65        706
Arizona                                     17        10,519,098.08       4.07      6.620         359      71.98        742
California                                  48        60,324,725.21      23.35      6.628         354      66.59        748
Colorado                                    35        22,930,361.11       8.88      6.418         356      66.74        752
Connecticut                                  6         4,908,126.74       1.90      6.649         347      62.10        743
District of Columbia                         1         3,600,000.00       1.39      6.625         359      69.23        773
Florida                                     46        18,097,330.38       7.01      6.654         346      69.28        745
Georgia                                     39        16,910,239.61       6.55      6.311         312      73.94        734
Hawaii                                       1           800,000.00       0.31      7.000         358      40.40        757
Idaho                                        1         2,078,400.00       0.80      6.875         358      79.97        607
Illinois                                    20         9,565,033.20       3.70      6.430         353      70.06        746
Indiana                                      2           357,173.00       0.14      6.039         299      80.00        765
Iowa                                         1            98,500.00       0.04      6.125         360     100.00        717
Kansas                                       2           538,200.00       0.21      4.961         302      77.04        783
Kentucky                                     1            70,000.00       0.03      6.750         240      78.85        820
Maryland                                     5         2,807,824.92       1.09      6.410         357      76.69        757
Massachusetts                               10         6,187,145.41       2.40      6.313         344      71.46        738
Michigan                                     3           384,100.00       0.15      6.576         359      73.80        701
Minnesota                                   14         4,761,198.68       1.84      6.688         354      78.09        764
Mississippi                                  1            91,595.00       0.04      6.375         333      44.32        796
Montana                                      3         5,031,698.34       1.95      6.905         359      73.70        774
Nevada                                       9         4,200,822.76       1.63      6.602         353      74.21        732
New Jersey                                  12        10,523,681.05       4.07      6.556         354      68.26        723
New Mexico                                   7         3,750,235.99       1.45      6.222         355      78.27        730
New York                                    23        22,288,058.54       8.63      6.593         358      72.95        736
North Carolina                              19         7,828,343.83       3.03      6.358         336      63.59        746
Ohio                                         4         1,179,200.00       0.46      6.960         357      83.40        715
Oklahoma                                     3           373,170.00       0.14      6.875         359      69.99        728
Oregon                                       6         1,512,152.00       0.59      6.662         359      84.27        738
Pennsylvania                                12         7,555,839.43       2.92      6.657         355      78.14        749
Rhode Island                                 1           800,000.00       0.31      6.375         339      60.00        795
South Carolina                              17         8,062,922.06       3.12      6.426         342      67.02        728
South Dakota                                 1           117,750.00       0.05      6.250         359      79.99        759
Tennessee                                    1         1,080,000.00       0.42      6.375         360      74.07        718
Texas                                        9         8,928,772.41       3.46      6.701         356      73.25        751
Utah                                         2         1,639,200.00       0.63      6.695         359      79.80        767
Virginia                                     6         4,475,569.96       1.73      6.299         359      68.93        764
Washington                                   7         2,620,000.00       1.01      6.770         360      79.99        760
Wisconsin                                    3           993,223.41       0.38      6.661         359      78.42        774
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                      399       258,333,091.12     100.00      6.551         350      70.16        744
----------------------------------------------------------------------------------------------------------------------------

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

----------------------------------------------------------------------------------------------------------------------------
                                            Group 1 Mortgage Loan Characteristics
----------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                                         Gross Margin
----------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                 (%)                    Loans           ($)           Balance     Coupon      Term         LTV        Fico
----------------------------------------------------------------------------------------------------------------------------
0.500 - 1.000                                 2         1,213,700.00       0.47      6.000         360       59.06        759
1.001 - 1.500                                 9         4,555,374.27       1.76      6.491         300       68.16        739
1.501 - 2.000                               342       217,171,579.60      84.07      6.512         353       70.69        744
2.001 - 2.500                                44        34,856,064.57      13.49      6.820         342       67.35        745
2.501 - 3.000                                 2           536,372.68       0.21      6.724         312       76.05        719
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                       399       258,333,091.12     100.00      6.551         350       70.16        744
Minimum: Maximum Non-Zero Weighted Average:	1.000% 2.750% 1.927%

----------------------------------------------------------------------------------------------------------------------------
                                                          Floor Rate
----------------------------------------------------------------------------------------------------------------------------

                                                                                     Weighted    Weighted    Weighted
                                                                          # of       Average      Average     Average   Weighted
                                        # of         Principal Balance   Principal    Gross       Remaining   Original   Average
                 (%)                    Loans                ($)           Balance     Coupon      Term         LTV        Fico
----------------------------------------------------------------------------------------------------------------------------
0.501 - 1.000                                 2         1,213,700.00       0.47      6.000         360       59.06        759
1.001 - 1.500                                 2           433,350.00       0.17      6.404         300       79.99        762
1.501 - 2.000                               343       217,595,096.28      84.23      6.512         353       70.70        744
2.001 - 2.500                                42        34,635,757.07      13.41      6.824         342       67.29        744
2.501 - 3.000                                 8         4,234,880.27       1.64      6.503         302       67.27        737
3.001 - 3.500                                 1            99,558.85       0.04      5.750         298       72.67        785
4.501 - 5.000                                 1           120,748.65       0.05      6.750         300       79.99        798
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                       399       258,333,091.12     100.00      6.551         350       70.16        744
Minimum: Maximum Non-Zero Weighted Average:	1.000% 4.750% 1.951%

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

----------------------------------------------------------------------------------------------------------------------------
                                            Group 1 Mortgage Loan Characteristics
----------------------------------------------------------------------------------------------------------------------------
                             Collateral characteristics are listed below as of the Cut-off Date
                                                         Maximum Rate
----------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                 (%)                    Loans           ($)           Balance     Coupon      Term         LTV        Fico
----------------------------------------------------------------------------------------------------------------------------
 8.501 -  9.000                               3         1,328,592.82       0.51      3.825         302       74.29        712
 9.001 -  9.500                               7         2,852,757.55       1.10      4.259         301       60.89        806
 9.501 - 10.000                               3           613,758.88       0.24      5.062         302       83.35        797
10.001 - 10.500                               2           767,030.21       0.30      5.374         300       74.09        771
10.501 - 11.000                              24        13,276,958.80       5.14      6.167         332       70.04        745
11.001 - 11.500                             156       103,450,920.37      40.05      6.370         352       70.07        744
11.501 - 12.000                             173       110,924,294.38      42.94      6.765         356       70.81        742
12.001 - 12.500                              18        20,313,792.00       7.86      7.062         359       68.59        750
12.501 - 13.000                              13         4,804,986.11       1.86      6.891         249       65.91        720
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                       399       258,333,091.12     100.00      6.551         350       70.16        744
Minimum: Maximum Non-Zero Weighted Average:	8.625% 13.000% 11.578%

----------------------------------------------------------------------------------------------------------------------------
                                                     Initial Periodic Cap
----------------------------------------------------------------------------------------------------------------------------

                                                                                   Weighted    Weighted    Weighted
                                                                         # of       Average      Average     Average   Weighted
                                            # of     Principal Balance   Principal  Gross       Remaining   Original   Average
                 (%)                       Loans          ($)            Balance     Coupon      Term         LTV        Fico
----------------------------------------------------------------------------------------------------------------------------
                                     0       33        20,311,924.66       7.86      6.632         316       65.38        719
                                     1        1           354,409.40       0.14      6.380         301       80.00        709
                                     2        5         1,790,829.97       0.69      6.428         327       79.55        767
                                     4       19         9,306,794.44       3.60      6.136         331       68.40        751
                                     5      341       226,569,132.65      87.70      6.562         354       70.57        746
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                       399       258,333,091.12     100.00      6.551         350       70.16        744
Non-Zero Minimum: Maximum Non-Zero Weighted Average:	1.000% 5.000% 4.932%

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                            Group 1 Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date

                                                         Periodic Cap
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                 (%)                    Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
                                     0       33        20,311,924.66       7.86      6.632         316       65.38        719
                                     1       35        28,565,039.85      11.06      6.557         358       74.62        752
                                     2      330       209,124,126.61      80.95      6.542         353       69.99        745
                                     5        1           332,000.00       0.13      6.500         357       80.00        667
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                       399       258,333,091.12     100.00      6.551         350       70.16        744
------------------------------------------------------------------------------------------------------------------------------
Non-Zero Minimum: Maximum Non-Zero Weighted Average:	1.000% 5.000% 1.884%

------------------------------------------------------------------------------------------------------------------------------
                                                Months to Next Rate Adjustment
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
              (months)                  Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
                                   -12       40        20,565,160.42       7.96      6.584         301       65.05        730
  13 -   24                                   8         3,681,286.22       1.43      4.550         301       65.51        781
  25 -   36                                  18         9,315,603.47       3.61      6.344         331       67.97        760
  49 -   60                                  94        60,465,796.20      23.41      6.441         353       67.94        733
  73 -   84                                 239       164,305,244.81      63.60      6.644         358       71.84        748
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                       399       258,333,091.12     100.00      6.551         350       70.16        744
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                          Servicers
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                                        Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
Colonial Savings F.A.                             4     2,998,550.00       1.16      6.786         359       76.16        741
Countrywide                                       1     5,117,514.38       1.98      7.125         348          60        704
First Horizon Home Loans                          6     4,254,768.00       1.65       6.62         359       76.27        750
First Republic Bank                              11     6,301,592.00       2.44      6.148         352       67.04        719
Lighthouse Community Bank                         1       120,748.65       0.05       6.75         300       79.99        798
Mellon Trust of New England                      13     7,044,350.00       2.73       6.68         359       66.74        750
National City Mortgage                            1        99,558.85       0.04       5.75         298       72.67        785
Thornburg Mortgage Home Loans                   362   232,396,009.24      89.96      6.541         350       70.37        745
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                           399   258,333,091.12        100      6.551         350       70.16        744
------------------------------------------------------------------------------------------------------------------------------

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                            Group 1 Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date

                                                     Interest Only Terms
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
               (months)                 Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
                                     0       37        15,893,923.63       6.15      6.356         343       71.53        732
                                    36        2           949,999.99       0.37      4.639         321       76.68        732
                                    60       11        14,104,864.00       5.46      6.409         359       63.94        751
                                    84       30        24,921,970.00       9.65      6.634         359       71.79        760
                                   120      319       202,462,333.50      78.37      6.575         349       70.25        742
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                       399       258,333,091.12     100.00      6.551         350       70.16        744
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                 Remaining Interest Only Term
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
               (months)                 Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
None                                         38        16,523,923.62       6.40      6.252         341       71.66        731
1 - 60                                       31        22,387,142.14       8.67      6.323         331       62.80        757
61 - 120                                    330       219,422,025.36      84.94      6.597         353       70.79        744
------------------------------------------------------------------------------------------------------------------------------
Total:                                      399       258,333,091.12     100.00      6.551         350       70.16        744
------------------------------------------------------------------------------------------------------------------------------

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------
                                  Thornburg 2006-5 Group 2 Mortgage Loan Summary

-----------------------------------------------------------------------------------------------------------------
                                     As of the Cut-off Date (August 1, 2006)
 Total Number of Loans                                    2,817           Primary Mortgage Insurance Coverage
 Total Outstanding Loan Balance               $2,220,022,282.94           Yes                               0.34%
 Average Loan Principal Balance                        $791,684           No                               99.66%
 Fixed Rate                                               0.00%
 Adjustable Rate (including Hybrids)                    100.00%           Primary Mortgage Insurance Coverage
 Prepayment Penalty                                       0.96%           (First Lien Loans with LTV > 80%)
 Weighted Average Coupon                                 6.356%           Yes                              84.57%
 Weighted Average Margin                                 2.670%           No                               25.43%
 Non-Zero Weighted Average Initial Periodic             5.000%
 Cap
 Non-Zero Weighted Average Periodic Cap                  1.991%           Primary Mortgage Insurance Coverage
 Weighted Average Maximum Rate                          11.367%           (First Lien Loans with Effective LTV >
                                                                          80%)
 Weighted Average Floor Rate                             2.670%           Yes                             100.00%
 Weighted Average Original Term (mo.)                       360           No                                0.00%
 Weighted Average Remaining Term (mo.)                      358
 Weighted Average Loan Age (mo.)                              2
 Weighted Average Original LTV                            67.08%          Prepayment Penalty Term
 Non-Zero Weighted Average FICO                              755          None                             99.04%
 Non-Zero Weighted Average DTI                            35.20%          12                                0.03%
 Interest Only Mortgage Loans                             87.34%          36                                0.34%
 First Lien Mortgage Loans                               100.00%          60                                0.59%

 Product Type
 10/1CMT                                                  12.32%
 10/1CMT IO                                               78.54%
 10/1LIBOR                                                 0.34%          Geographic Distribution
                                                                          (Other states account individually for
 10/1LIBOR IO                                              6.83%          less than
                                                                          5% of the Cut-off Date principal
 10/1 MO LIBOR IO                                          1.03%          balance)
 10/6LIBOR IO                                              0.93%          CA                               43.07%
                                                                          NY                                8.05%

 Loan Purpose
 Purchase                                                 64.53%
 Cash Out Refinance                                       19.36%
 Rate/Term Refinance                                      16.10%          Loan Documentation
                                                                          Alternative                       0.04%
 Occupancy Status                                                         Asset
                                                                          Only                             20.98%
 Primary Home                                             86.71%          Full
                                                                          Documentation                    29.63%
 Second Home                                              10.47%          Income
                                                                          Only                              0.07%
 Investment                                                2.83%          No
                                                                          Documentation                     1.65%
                                                                          No
                                                                          Ratio                             0.13%
                                                                          Reduced                          28.14%
                                                                          Stated
                                                                          Asset                             0.11%
                                                                          Stated
                                                                          Income                           17.74%
                                                                          Stated Income Stated
                                                                          Asset                             1.48%
                                                                          Streamline Cash
                                                                          Out                               0.02%
 --------------------------------------------- ----------------- -------- --------------------------- ------------
•	Cenlar FSB is the contracted sub-servicer for all servicing owned by Thornburg Mortgage Home Loans, Inc.

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                            Group 2 Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                                      Principal Balances
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                 ($)                    Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
                           -100,000.00        3           264,799.65       0.01      6.826         359       61.34        777
   100,000.01 -    200,000.00                29         4,448,715.73       0.20      6.744         356       72.85        770
   200,000.01 -    300,000.00                22         5,440,651.87       0.25      6.632         354       70.53        750
   300,000.01 -    400,000.00                20         7,121,248.47       0.32      6.558         354       66.62        762
   400,000.01 -    500,000.00               499       232,526,603.81      10.47      6.384         358       68.51        755
   500,000.01 -    600,000.00               583       324,203,069.22       14.6      6.358         358       69.60        755
   600,000.01 -    700,000.00               450       293,037,649.06       13.2      6.342         358       69.26        758
   700,000.01 -    800,000.00               276       208,408,047.33       9.39      6.324         358       68.98        761
   800,000.01 -    900,000.00               185       158,482,871.94       7.14      6.314         358       69.14        758
   900,000.01 -  1,000,000.00               324       318,461,055.05      14.34      6.278         358       63.66        755
 1,000,000.01 -  2,000,000.00               389       559,442,500.23       25.2      6.379         358       65.29        752
 2,000,000.01 -  3,000,000.00                27        67,925,223.28       3.06      6.444         358       66.13        756
 3,000,000.01 -  4,000,000.00                 6        21,774,847.21       0.98      6.579         358       60.17        736
 4,000,000.01 -  5,000,000.00                 4        18,485,000.09       0.83      6.769         358       53.87        775
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------
Minimum: Maximum Average:	$80,800 $4,960,000 $788,080

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                            Group 2 Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                                        Mortgage Rates
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                 (%)                    Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
 4.501 -  5.000                               5         3,280,111.04       0.15      4.841         349       76.67        761
 5.001 -  5.500                              86        68,988,443.68       3.11      5.411         357       69.12        761
 5.501 -  6.000                             466       354,047,969.84      15.95      5.839         357       67.65        759
 6.001 -  6.500                           1,428     1,166,873,571.22      52.56      6.366         358       66.73        758
 6.501 -  7.000                             806       606,957,058.55      27.34      6.728         359       67.16        748
 7.001 -  7.500                              26        19,875,128.61       0.90      7.205         358       66.03        730
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------
Minimum: Maximum Weighted Average:	4.625% 7.375% 6.356%

------------------------------------------------------------------------------------------------------------------------------
                                                          FICO Score
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                FICO                    Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
                                  -500        2          1,419,916.31      0.06      5.941         356       60.39          0
 551 -  600                                   1            866,692.49      0.04      6.375         314       31.64        558
 601 -  650                                   9          7,046,083.27      0.32      6.573         356       62.37        634
 651 -  700                                 183        150,411,648.35      6.78      6.389         358       65.26        682
 701 -  750                                 904        721,065,616.34     32.48      6.405         358       67.25        727
 751 -  800                               1,522      1,193,296,301.27     53.75      6.330         358       67.58        776
 801 -  850                                 196        145,916,024.91      6.57      6.293         358       64.54        807
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2,817      2,220,022,282.94    100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------
Minimum: Maximum Weighted Average:	0 818 755

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                            Group 2 Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                                Effective Loan-to-Value Ratio
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                 (%)                    Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
  10.01 -   20.00                             6         3,829,959.53       0.17      6.512         358       16.51        771
  20.01 -   30.00                            36        28,751,335.31       1.30      6.364         358       26.01        757
  30.01 -   40.00                            86        70,775,941.81       3.19      6.336         357       35.56        756
  40.01 -   50.00                           197       163,443,360.51       7.36      6.363         358       46.24        755
  50.01 -   60.00                           366       314,851,353.69      14.18      6.410         358       55.96        756
  60.01 -   70.00                           651       591,145,375.47      26.63      6.351         358       66.32        750
  70.01 -   80.00                         1,467     1,043,393,548.93      47.00      6.342         358       77.50        758
  80.01 -   90.00                             7         3,358,803.69       0.15      6.574         356       89.80        743
  90.01 -  100.00                             1           472,604.00       0.02      6.125         359       95.00        812
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------
Minimum: Maximum Weighted Average:	14.00% 95.00% 67.03%

------------------------------------------------------------------------------------------------------------------------------
                                                 Original Loan-to-Value Ratio
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                 (%)                    Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
  10.01 -   20.00                             6         3,829,959.53       0.17      6.512         358       16.51        771
  20.01 -   30.00                            36        28,751,335.31       1.30      6.364         358       26.01        757
  30.01 -   40.00                            86        70,775,941.81       3.19      6.336         357       35.56        756
  40.01 -   50.00                           197       163,443,360.51       7.36      6.363         358       46.24        755
  50.01 -   60.00                           366       314,851,353.69      14.18      6.410         358       55.96        756
  60.01 -   70.00                           645       588,230,890.91      26.50      6.351         358       66.21        750
  70.01 -   80.00                         1,463     1,039,835,078.93      46.84      6.342         358       77.45        758
  80.01 -   90.00                            15         8,220,558.25       0.37      6.448         357       88.94        759
  90.01 -  100.00                             3         2,083,804.00       0.09      6.267         359       97.83        776
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------
Minimum: Maximum Weighted Average:	14.00% 100.00% 67.08%

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                            Group 2 Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                        Effective Loan-to-Value Ratio Greater Than 80
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                                        Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
LTV > 80 AMERIN                               1           522,000.00       0.02      7.125         358       90.00        721
LTV > 80 GE                                   1           472,604.00       0.02      6.125         359       95.00        812
LTV > 80 PMI                                  1           504,947.69       0.02      6.875         358       90.00        746
LTV > 80 RADIAN                               1           241,456.00       0.01      6.750         360       87.94        697
LTV > 80 RMIC                                 2         1,187,500.00       0.05      6.652         358       89.96        738
LTV > 80 UGIC                                 1           621,000.00       0.03      5.625         359       90.00        794
LTV > 80 United Guaranty                      1           281,900.00       0.01      6.625         326       89.49        730
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                         8         3,831,407.69       0.17      6.519         356       90.44        752
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                              Original Terms to Stated Maturity
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
          (months)                      Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
                                   240        2         1,182,299.27       0.05      5.801         239       77.03        790
                                   360    2,815     2,218,839,983.67      99.95      6.357         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------
Minimum: Maximum Weighted Average:	240 360 360

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                            Group 2 Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                              Remaining Terms to Stated Maturity
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
               (months)                 Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
 180 -  239                                   2         1,182,299.27       0.05      5.801         239       77.03        790
 240 -  299                                   1           331,917.35       0.01      6.130         299       60.68        791
 300 -  359                               2,678     2,113,906,402.32      95.22      6.349         358       66.98        755
 360 -  419                                 136       104,601,664.00       4.71      6.523         360       69.06        755
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------
Minimum: Maximum Weighted Average:	239 360 358

------------------------------------------------------------------------------------------------------------------------------
                                                     Debt-to-Income Ratio
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
               (%)                      Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
                                -0.009        3         3,751,000.00       0.17      6.794         359       47.06        762
 0.001 - 10.000                              31        34,964,982.33       1.57      6.441         358       58.99        747
10.001 - 20.000                             178       155,125,843.59       6.99      6.309         358       61.73        759
20.001 - 30.000                             547       464,782,463.76      20.94      6.296         358       63.79        757
30.001 - 40.000                           1,090       841,623,371.58      37.91      6.384         358       68.23        752
40.001 - 50.000                             823       616,510,529.81      27.77      6.364         358       69.15        758
50.001 - 60.000                             107        79,748,789.54       3.59      6.353         358       71.64        761
60.001 - 70.000                              29        16,844,181.96       0.76      6.400         359       71.96        768
70.001 - 80.000                               5         2,470,059.74       0.11      6.360         359       58.55        710
80.001 +                                      4         4,201,060.63       0.19      7.039         357       78.62        746
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------
Non-Zero Minimum: Maximum Non-Zero Weighted Average:	0.00% 119.35% 35.20%

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                            Group 2 Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                                         Product Type
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                                        Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
10/1CMT                                     391       273,500,725.87      12.32      6.100         358       66.92        757
10/1CMT IO                                2,174     1,743,693,806.25      78.54      6.372         358       66.91        756
10/1LIBOR                                    14         7,632,400.54       0.34      6.524         352       72.39        771
10/1LIBOR IO                                194       151,715,310.28       6.83      6.601         358       68.44        749
10/1 MO LIBOR IO                             21        22,940,500.00       1.03      6.321         359       63.52        763
10/6LIBOR IO                                 23        20,539,540.00       0.93      6.639         359       75.49        741
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                        Interest Only
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                                        Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
Interest Only                             2,412     1,938,889,156.53      87.34      6.392         358       67.08        755
Not Interest Only                           405       281,133,126.41      12.66      6.111         357       67.06        758
------------------------------------------------------------------------------------------------------------------------------
Total:                                    2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                            Group 2 Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                               Prepayment Penalty Original Term
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
               (months)                 Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
                                     0    2,795     2,198,702,526.50      99.04      6.357         358       67.07        755
                                    12        1           649,936.44       0.03      6.625         333       65.00        640
                                    36        7         7,624,320.00       0.34      6.452         359       72.20        769
                                    60       14        13,045,500.00       0.59      6.198         360       66.05        764
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                        Lien Position
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                                        Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
First Lien                                2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------
Total:                                    2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                      Documentation Type
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                                        Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
Alternative                                   2           964,000.00       0.04      6.803         359       60.50        715
Asset Only                                  661       465,853,149.14      20.98      6.430         359       68.01        762
Full Documentation                          814       657,724,221.24      29.63      6.365         358       70.41        751
Income Only                                   3         1,472,000.00       0.07      6.456         359       77.84        712
No Documentation                             57        36,553,378.78       1.65      6.519         359       47.03        773
No Ratio                                      2         2,836,000.00       0.13      6.848         360       45.85        782
Reduced                                     741       624,814,442.56      28.14      6.259         358       69.42        752
Stated Asset                                  5         2,546,399.37       0.11      6.340         357       70.47        721
Stated Income                               478       393,886,878.29      17.74      6.386         358       60.35        756
Stated Income Stated Asset                   53        32,881,813.56       1.48      6.396         358       47.19        774
Streamline Cash Out                           1           490,000.00       0.02      6.375         360       64.70        779
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                            Group 2 Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date

                                                         Loan Purpose
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                                        Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
Purchase                                  1,798     1,432,657,443.73      64.53      6.322         358       70.44        759
Cash Out Refinance                          566       429,861,428.33      19.36      6.519         358       60.30        748
Rate/Term Refinance                         453       357,503,410.88      16.10      6.298         358       61.77        751
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                        Property Type
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                                        Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
2-4 Family                                   40        35,889,024.87       1.62      6.647         359       66.96        756
Condo                                       313       213,537,337.93       9.62      6.327         358       69.78        764
Cooperative                                  38        37,000,523.66       1.67      6.200         357       66.69        763
PUD                                          59        43,778,771.87       1.97      6.531         359       71.86        755
Single Family                             2,366     1,889,716,624.61      85.12      6.353         358       66.67        754
Townhouse                                     1           100,000.00       0.00      6.750         360       80.00        780
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                       Occupancy Status
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                                        Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
Owner Occupied                            2,435     1,924,952,571.57      86.71      6.344         358       67.36        755
Second Home                                 255       232,328,651.25      10.47      6.374         358       65.37        758
Investor                                    127        62,741,060.12       2.83      6.678         358       64.82        755
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                            Group 2 Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date
                                                          Originator
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
              Originator                Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
Wells Fargo                               2,564     2,016,321,401.54      90.82      6.334         358       66.93        756
Thornburg Mortgage and Others*              253       203,700,881.40       9.18      6.575         358       68.54        751
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------
*These loans were originated pursuant to Thornburg Mortgage Home Loans Inc.'s underwriting guidelines except for 21 loans (or 1.03% by principal balance) originated pursuant to the underwriting guidelines of First Republic Bank.

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

----------------------------------------------------------------------------------------------------------------------------
                                           Group 2 Mortgage Loan Characteristics
----------------------------------------------------------------------------------------------------------------------------

                            Collateral characteristics are listed below as of the Cut-off Date

                                                           State
----------------------------------------------------------------------------------------------------------------------------
                                                                               Weighted    Weighted   Weighted
                                                                       % of    Average      Average   Average    Weighted
                                      # of      Principal Balance   Principal  Gross       Remaining  Original   Average
                                       Loans           ($)           Balance     Coupon      Term        LTV        Fico
----------------------------------------------------------------------------------------------------------------------------
Alabama                                      8         4,825,883.57       0.22      6.199         359      70.64        739
Arizona                                     65        50,429,908.58       2.27      6.373         357      66.75        762
Arkansas                                     2         1,455,000.00       0.07      6.291         358      68.51        737
California                               1,171       956,144,890.55      43.07      6.443         358      65.76        756
Colorado                                    95        76,502,325.45       3.45      6.326         358      66.56        762
Connecticut                                 36        31,479,668.93       1.42      6.409         359      60.65        761
Delaware                                    13        10,860,785.87       0.49      6.379         358      60.54        757
District of Columbia                        23        19,766,699.72       0.89      6.410         358      68.94        774
Florida                                    129       109,566,561.30       4.94      6.439         358      67.89        751
Georgia                                     53        36,677,521.87       1.65      6.304         358      70.78        751
Hawaii                                      20        26,453,757.27       1.19      6.196         358      61.65        748
Idaho                                        9         5,724,432.51       0.26      6.020         358      61.70        760
Illinois                                    75        51,295,490.48       2.31      6.326         358      68.45        751
Indiana                                      7         3,830,119.19       0.17      5.829         359      72.86        756
Iowa                                         8         4,836,956.69       0.22      5.820         358      77.53        757
Kansas                                       3         1,953,965.00       0.09      6.248         358      67.30        762
Kentucky                                     1           620,000.00       0.03      6.125         360      80.00        799
Louisiana                                    2         1,530,000.00       0.07      6.252         358      74.97        753
Maine                                        4         2,669,117.65       0.12      6.243         358      68.02        724
Maryland                                   104        70,753,896.97       3.19      6.305         358      70.82        753
Massachusetts                               73        62,098,039.38       2.80      6.288         359      65.90        751
Michigan                                    10         7,142,540.08       0.32      6.249         358      63.59        773
Minnesota                                   62        46,706,937.85       2.10      6.099         359      73.02        757
Missouri                                    11         9,170,243.95       0.41      6.154         358      70.22        755
Montana                                      4         3,690,000.00       0.17      6.486         358      66.16        763
Nebraska                                     9         5,673,519.70       0.26      5.891         358      75.98        772
Nevada                                      30        23,274,285.59       1.05      6.301         358      69.90        749
New Hampshire                                4         4,605,790.38       0.21      5.950         358      69.37        748
New Jersey                                 138       108,244,092.09       4.88      6.315         359      66.92        751
New Mexico                                  14        10,855,928.23       0.49      6.507         354      63.81        731
New York                                   202       178,686,002.85       8.05      6.290         358      66.73        757
North Carolina                              42        30,288,128.97       1.36      6.300         358      69.89        755
Ohio                                        14         7,737,974.06       0.35      6.176         358      64.81        747
Oregon                                      16         9,655,316.85       0.43      6.305         358      69.39        735
Pennsylvania                                47        33,600,715.26       1.51      6.088         358      67.91        757
Rhode Island                                 3         1,745,000.00       0.08      6.409         358      70.05        744
South Carolina                              31        20,637,202.17       0.93      6.381         358      66.65        756
South Dakota                                 3         2,677,162.66       0.12      6.136         337      73.24        794
Tennessee                                   13         9,492,862.88       0.43      6.144         359      67.06        779
Texas                                       49        36,527,385.97       1.65      6.071         358      67.68        745
Utah                                         8         6,074,981.28       0.27      6.561         358      68.06        743
Vermont                                      2         1,491,000.00       0.07      6.307         358      65.56        739
Virginia                                   117        78,912,361.91       3.55      6.274         357      71.57        758
Washington                                  78        47,974,376.13       2.16      6.298         358      73.34        753
Wisconsin                                    8         5,289,853.10       0.24      6.047         357      71.93        748
Wyoming                                      1           393,600.00       0.02      6.625         359      79.86        690
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                    2,817     2,220,022,282.94     100.00      6.356         358      67.08        755
----------------------------------------------------------------------------------------------------------------------------

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                            Group 2 Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date

                                                         Gross Margin
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                 (%)                    Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
1.501 - 2.000                               245       199,766,775.82       9.00      6.572         358       68.69        751
2.001 - 2.500                                15         8,144,127.79       0.37      6.473         357       68.11        745
2.501 - 3.000                             2,557     2,012,111,379.33      90.63      6.335         358       66.92        756
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------
Minimum: Maximum Non-Zero Weighted Average:	1.875% 2.875% 2.670%

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                                                          Floor Rate
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                 (%)                    Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
1.501 - 2.000                               245       199,766,775.82       9.00      6.572         358       68.69        751
2.001 - 2.500                                15         8,144,127.79       0.37      6.473         357       68.11        745
2.501 - 3.000                             2,557     2,012,111,379.33      90.63      6.335         358       66.92        756
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------
Minimum: Maximum Non-Zero Weighted Average:	1.875% 2.875% 2.670%

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                            Group 2 Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date

                                                         Maximum Rate
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                 (%)                    Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
 9.501 - 10.000                               5         3,280,111.04       0.15      4.841         349       76.67        761
10.001 - 10.500                              86        68,988,443.68       3.11      5.411         357       69.12        761
10.501 - 11.000                             463       351,377,969.84      15.83      5.838         357       67.70        759
11.001 - 11.500                           1,414     1,151,929,071.22      51.89      6.367         358       66.72        758
11.501 - 12.000                             805       604,301,058.55      27.22      6.725         359       67.27        748
12.001 - 12.500                              40        34,819,628.61       1.57      6.808         359       66.94        743
12.501 - 13.000                               4         5,326,000.00       0.24      6.610         359       51.74        760
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------
Minimum: Maximum Non-Zero Weighted Average:	9.625% 12.650% 11.367%

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                                                     Initial Periodic Cap
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                 (%)                    Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
None                                         21        22,940,500.00       1.03      6.321         359       63.52        763
5.000                                     2,796     2,197,081,782.94      98.97      6.357         358       67.12        755
------------------------------------------------------------------------------------------------------------------------------
Total:                                    2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------
Non-Zero Minimum: Maximum Non-Zero Weighted Average:	5.000% 5.000% 5.000%

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                            Group 2 Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date

                                                         Periodic Cap
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                 (%)                    Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
None                                         21        22,940,500.00       1.03      6.321         359       63.52        763
1.000                                        23        20,539,540.00       0.93      6.639         359       75.49        741
2.000                                     2,773     2,176,542,242.94      98.04      6.354         358       67.04        755
------------------------------------------------------------------------------------------------------------------------------
Total:                                    2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------
Non-Zero Minimum: Maximum Non-Zero Weighted Average:	1.000% 2.000% 1.991%

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                                                Months to Next Rate Adjustment
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
            (months)                    Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
  73 -   84                                   2           874,270.01       0.04      5.429         300       65.33        790
  85 -   96                                   1           622,834.25       0.03     5.25.0         302       49.63        757
  97 -  108                                  13        12,510,557.24       0.56      5.683         347       66.25        727
 109 -  120                               2,801     2,206,014,621.44      99.37      6.361         358       67.09        756
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                            Servicers
----------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
                                        Loans           ($)           Balance     Coupon      Term         LTV        Fico
----------------------------------------------------------------------------------------------------------------------------------
Colonial Savings F.A.                               1         721,500.00       0.03      6.750         359       65.00        794
First Republic Bank                                21      22,940,500.00       1.03      6.321         359       63.52        763
Mellon Trust of New England                        11       9,849,750.00       0.44      6.621         360       66.20        773
Thornburg Mortgage Home Loans                     220     170,189,131.40       7.67      6.606         358       69.37        747
Wells Fargo                                     2,564   2,016,321,401.54      90.82      6.334         358       66.93        756
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                           2,817   2,220,022,282.94     100.00      6.356         358       67.08        755
----------------------------------------------------------------------------------------------------------------------------------

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

------------------------------------------------------------------------------------------------------------------------------
                                            Group 2 Mortgage Loan Characteristics
------------------------------------------------------------------------------------------------------------------------------

                             Collateral characteristics are listed below as of the Cut-off Date

                                                     Interest Only Terms
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
               (months)                 Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
None                                        405       281,133,126.41      12.66      6.111         357       67.06        758
120                                       2,412     1,938,889,156.53      87.34      6.392         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------
Total:                                    2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                 Remaining Interest Only Term
------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted    Weighted    Weighted
                                                                        % of    Average      Average     Average   Weighted
                                       # of      Principal Balance   Principal  Gross       Remaining   Original   Average
               (months)                 Loans           ($)           Balance     Coupon      Term         LTV        Fico
------------------------------------------------------------------------------------------------------------------------------
None                                        405       281,133,126.41      12.66      6.111         357       67.06        758
61 - 120                                  2,412     1,938,889,156.53      87.34      6.392         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------
Total:                                    2,817     2,220,022,282.94     100.00      6.356         358       67.08        755
------------------------------------------------------------------------------------------------------------------------------

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.